Exhibit 4.2

EXECUTION VERSION

FIRST SUPPLEMENTAL INDENTURE

Dated as of May 23, 2013

Among

CF INDUSTRIES, INC.,
As Issuer

CF INDUSTRIES HOLDINGS, INC.,

As a Guarantor

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,
As Trustee

3.450% SENIOR NOTES DUE 2023

CROSS-REFERENCE TABLE*

Trust Indenture Act Section	Indenture Section
310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	7.10
(b)	7.10
(c)	N.A.
311(a)	7.11
(b)	7.11
(c)	N.A.
312(a)	2.05
(b)	12.03
(c)	12.03
313(a)	7.06
(b)(1)	N.A.
(b)(2)	7.06; 12.02
(c)	7.06
(d)	7.06
314(a)	4.03, 4.04
(b)	N.A.
(c)(1)	12.04
(c)(2)	12.04
(c)(3)	N.A.
(d)	N.A.
(e)	12.05
(f)	N.A.
315(a)	7.01
(b)	7.05
(c)	7.01
(d)	7.01
(e)	6.12
316(a) (last sentence)	2.10
(a)(1)(A)	6.05
(a)(1)(B)	6.04.
(a)(2)	N.A.
(b)	6.07
(c)	N.A.
317(a)(1)	6.08
(a)(2)	6.09
(b)	2.04
318(a)	12.01
(b)	N.A.
(c)	12.01

N.A. means not applicable.

*                                         This Cross Reference Table is not part of this Supplemental Indenture (as defined below).

ii

EXHIBITS

Exhibit A                                             FORM OF NOTE

iii

FIRST SUPPLEMENTAL INDENTURE, dated as of May 23, 2013 (this “Supplemental Indenture”), among CF Industries, Inc., a Delaware corporation, CF Industries Holdings, Inc., a Delaware Corporation, and Well Fargo Bank, National Association, a national banking association duly incorporated and existing under the laws of the United States of America, as trustee.

W I T N E S S E T H:

WHEREAS, the Company (as defined below), CF Holdings (as defined below), and the Trustee (as defined below) have heretofore executed and delivered an Indenture, dated as of May 23, 2013 (the “Base Indenture”, and, with respect only to the Notes (as defined below) and the Note Guarantees (as defined below), together with this Supplemental Indenture and including the terms of the Notes, the “Indenture”), providing for the issuance from time to time of one or more series of the Company’s Securities (as defined in the Base Indenture);

WHEREAS, pursuant to the terms of the Base Indenture, the Company desires to provide for the establishment of a series of Securities to be designated as the “3.450% Senior Notes due 2023” (herein referred to as the “Notes”), the form and substance of the Notes and the terms, provisions and conditions thereof to be set forth as provided in the Base Indenture and this Supplemental Indenture;

WHEREAS, Section 3.01 of the Base Indenture provides that various matters with respect to any series of Securities issued under the Base Indenture may be established in an indenture supplemental to the Base Indenture;

WHEREAS, under Section 14.01(p) of the Base Indenture, the Company, CF Holdings and the Trustee may enter into an indenture supplemental to the Base Indenture to establish the form or terms of Securities of any series as permitted by the Base Indenture; and

WHEREAS, all acts and things necessary to make this Supplemental Indenture, when duly executed and delivered, a valid, binding and legal instrument in accordance with its terms and for the purposes herein expressed, have been done and performed; and the execution and delivery of this Supplemental Indenture have been in all respects duly authorized.

NOW, THEREFORE, the Company, CF Holdings and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined below) of the Notes:

ARTICLE 1
RELATION TO BASE INDENTURE;
DEFINITIONS AND INCORPORATION

Section 1.01.                          Relation to Base Indenture.

This Supplemental Indenture constitutes an integral part of the Indenture.  This Supplemental Indenture supplements, and to the extent inconsistent therewith, replaces the terms of the Base Indenture with respect only to the Notes and the Note Guarantees.  Furthermore, any terms of the Base Indenture not expressly repeated herein shall be deemed inapplicable to the Notes and the Note Guarantees, which shall be governed by and the terms of which are set forth in this Supplemental Indenture.

Section 1.02.                          Definitions.

For purposes of this Supplemental Indenture, the following terms shall have the respective meanings set forth in this Section.

“Additional Notes” means additional Notes (other than the Initial Notes) issued under this Supplemental Indenture in accordance with Section 2.07 hereof, as part of the same series as the Initial Notes.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control”, as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.  For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Agent” means any Registrar, co-registrar, Paying Agent or additional paying agent.

“Applicable Procedures” means, with respect to any payment, tender, redemption, transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary that apply to such payment, tender, redemption, transfer or exchange.

“Attributable Debt” in respect of a Sale and Leaseback Transaction means, at the time of the determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended.  Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

“Bank Credit Facilities” means one or more debt facilities (including, without limitation, the Credit Agreement) or commercial paper facilities, in each case with banks or other lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit.

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

“Base Indenture” shall have the meaning set forth in the first paragraph of the Recitals hereof.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time.  The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

“Board of Directors” means:

(1)                                 with respect to a corporation, the board of directors of the corporation;

(2)                                 with respect to a partnership, the Board of Directors of the general partner of the partnership;

(3)                                 with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and

(4)                                 with respect to any other Person, the board or committee of such Person serving a similar function.

“Business Day” means any day other than a Legal Holiday.

“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP.

“Capital Stock” means:

(1)                                 in the case of a corporation, corporate stock;

(2)                                 in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)                                 in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(4)                                 any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“CF Holdings” means CF Industries Holdings, Inc., a Delaware corporation, and any and all successors thereto.

“Change of Control” means the occurrence of any of the following:

(1)                                 the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties and assets of CF Holdings and its Subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d) of the Exchange Act) other than CF Holdings and/or any of its Subsidiaries;

(2)                                 the adoption of a plan relating to the liquidation or dissolution of CF Holdings;

(3)                                 the consummation of any transaction (including, without limitation, any merger or consolidation), the result of which is that any “person” (as defined above) becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of CF Holdings, measured by voting power rather than number of shares;

(4)                                 CF Holdings ceases to Beneficially Own 100% of the outstanding Equity Interests of the Company; or

(5)                                 the first day on which a majority of the members of the Board of Directors of CF

Holdings are not Continuing Directors.

“Change of Control Repurchase Event” means the occurrence of a Change of Control and a Ratings Downgrade.

“Company” means CF Industries, Inc., a Delaware corporation, and any and all successors thereto.

“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the Notes that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate notes of comparable maturity to the remaining term of the Notes.

“Comparable Treasury Price” means, with respect to any redemption date, (1) the average of four Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (2) if the Quotation Agent obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Consolidated Total Assets” shall mean, on any date of determination, the total assets of CF Holdings and its Subsidiaries as set forth on the consolidated balance sheet of CF Holdings as of the end of its most recently ended fiscal quarter for which internal financial statements prepared in accordance with GAAP are available.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of CF Holdings who:

(1)                                 was a member of such Board of Directors on the Issue Date; or

(2)                                 was nominated for election or elected or appointed to such Board of Directors with the approval (including, without limitation, by approval of the proxy statement issued by CF Holdings in which such member was named as a nominee for election as a director of CF Holdings) of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination, election or appointment.

“Corporate Trust Office” means the office of the Trustee at which at any particular time its corporate trust business in relation to the Indenture shall be administered, which office at the date hereof is located at 230 West Monroe Street, Suite 2900, Chicago, Illinois 60606, Attention: Corporate Trust Services, except that, with respect to presentation of the Notes for payment or registration of transfers or exchanges and the location of the Registrar, such term means the office or agency of the Trustee in Minneapolis, Minnesota, which on the Issue Date is located at 608 Second Avenue South, N9303-121, Minneapolis, Minnesota 55479, Attention: Corporate Trust Operations, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).

“Credit Agreement” means the Amended and Restated Revolving Credit Agreement dated as of May 1, 2012 and amended and restated as of April 22, 2013, among CF Holdings, the Company, the lenders from time to time party thereto, Morgan Stanley Senior Funding, Inc., as administrative agent, and Morgan Stanley Bank, N.A. and The Bank of Tokyo-Mitsubishi UFJ, Ltd., as issuing banks, and any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case, as amended, restated, modified, renewed, refunded, replaced (whether upon termination or otherwise) or refinanced in whole or in part from time to time.

“Credit Facilities” means, one or more debt facilities (including, without limitation, the Credit Agreement), indentures or commercial paper facilities, in each case, with banks or other lenders or holders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or holders or others or to special purpose entities formed to borrow from such lenders or holders or others against such receivables), letters of credit or debt securities, in each case, as amended, restated, modified, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors), in each case, in whole or in part from time to time.

“Custodian” means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, substantially in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Supplemental Indenture.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Voting Stock (but excluding any debt security that is convertible into, or exchangeable for, Voting Stock).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

“Executive Officer” means, when used in reference to a Person, its president, any vice president of such Person in charge of a principal business unit, division or function (such as sales, administration or finance), any other officer of such Person who performs a policy making function, or any other individual who performs similar policy-making functions for such Person.

“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by the Board of Directors of the Company or any committee thereof, unless otherwise provided in the this Supplemental Indenture.

“Funded Debt” means all Indebtedness, whether or not evidenced by a bond, debenture, note or similar instrument or agreement, of any Person, for the repayment of borrowed money having a maturity of more than 12 months from the date of its creation or having a maturity of less than 12 months from the date of its creation but by its terms being renewable or extendible beyond 12 months from such date at the option of such Person.  For the purpose of determining “Funded Debt” of any Person, there will be excluded any particular Indebtedness if, on or prior to the maturity thereof, there will have been deposited with the proper depository in trust the necessary funds for the payment, redemption or satisfaction of such Indebtedness.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

“Global Note Legend” means the legend set forth in Section 2.06(f), which is required to be placed on all Global Notes issued under this Supplemental Indenture.

“Global Notes” means, individually and collectively, each of the Global Notes substantially in the form of Exhibit A hereto issued in accordance with Section 2.01 hereof.

“Government Securities” means securities that are (1) direct obligations of the United States for the payment of which its full faith and credit is pledged or (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States the timely of payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States, that, in either case under clauses (1) or (2) are not callable or redeemable at the action of the issuer thereof, and shall also include a depositary receipt issued by a bank or trust company as custodian with respect to any such Government Securities or a specific payment of interest on or principal of any such Government Securities held by such custodian for the account of the holder of a depositary receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of interest on or principal of the Government Securities evidenced by such depositary receipt.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner, including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

“Guarantors” means CF Holdings and each of (1) CF Holdings’ current and future Subsidiaries other than the Company that is a borrower or guarantor under the Credit Agreement and (2) any other Subsidiary of the Company that executes a Note Guarantee in accordance with the provisions of this Supplemental Indenture.

“Hedging Agreement” means any:

(1)                                 interest rate swap agreement, interest rate cap agreement and interest rate collar agreement;

(2)                                 other agreement or arrangement designed to manage interest rates or interest rate risk; and

(3)                                 other agreement or arrangement designed to protect against or manage fluctuations in currency exchange rates or commodity prices.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such

Person under any Hedging Agreements.

“Holder” means a Person in whose name a Note is registered.

“Indebtedness” means, with respect to any specified Person, without duplication, any indebtedness of such Person, whether or not contingent:

(1)                                 in respect of borrowed money;

(2)                                 evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(3)                                 in respect of bankers’ acceptances;

(4)                                 representing Capital Lease Obligations;

(5)                                 representing the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable; or

(6)                                 representing any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP.  In addition, the term “Indebtedness” includes, to the extent not otherwise included, all indebtedness of others secured by a Lien on any assets of the specified Person (whether or not such Indebtedness is assumed by the specified Person) to the extent of the lesser of the Fair Market Value of such assets and the amount of the Indebtedness so secured and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person.

The amount of any Indebtedness outstanding as of any date will be:

(1)                                 the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount; and

(2)                                 the principal amount of the Indebtedness, together with any interest on the Indebtedness that is more than 30 days past due, in the case of any other Indebtedness.

“Indenture” has the meaning set forth in the first paragraph of the Recitals hereof.

“Indirect Participant” means a Person who holds beneficial interest in a Global Note through a Participant.

“Initial Notes” means the $750,000,000 aggregate principal amount of Notes issued under this Supplemental Indenture on the Issue Date.

“Issue Date” means May 23, 2013.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in The City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement or any lease in the nature thereof (provided that in no event will an operating lease be deemed to constitute a Lien).

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Note Guarantee” means the Guarantee pursuant to this Supplemental Indenture by a Guarantor of the Company’s obligations under the Notes.

“Notes” has the meaning assigned to it in the second paragraph of the Recitals hereof.  The Initial Notes and the Additional Notes shall be treated as a single class for all purposes for all purposes under this Supplemental Indenture, and unless the context otherwise requires, all references to the Notes shall include the Initial Notes and any Additional Notes.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Officer” means, with respect to any Person, the Chairman of the Board, Chief Executive Officer, the President, any Executive Vice President, any Senior Vice President, the Chief Financial Officer, the Treasurer or Corporate Treasurer, any Assistant Treasurer or Assistant Corporate Treasurer, the Controller or Corporate Controller, any Assistant Controller or Assistant Corporate Controller, the General Counsel, any Vice President, the Secretary or Corporate Secretary or any Assistant Secretary or Assistant Corporate Secretary of such Person.

“Officers’ Certificate” means a certificate signed by two Officers or by an Officer and either an assistant treasurer or an assistant secretary of the Company.

“Opinion of Counsel” means an opinion in writing signed by legal counsel, who may be an employee of or counsel to the Company, or may be other counsel reasonably satisfactory to the Trustee, that meets the requirements of Section 12.05 hereof.

“Participant” means, with respect to the Depositary, a Person who has an account with the Depositary.

“Permitted Lien” means any of the following Liens:

(1)                                 Liens securing up to $2,500.0 million of Indebtedness and other Obligations under the Credit Facilities;

(2)                                 Liens securing any Hedging Agreement between CF Holdings and any of its Subsidiaries, on the one hand, and one or more Persons that are, at the time such Hedging Agreement is entered into, lenders under one or more Bank Credit Facilities of CF Holdings or any of its Subsidiaries (or affiliates of such lenders), on the other hand, which Liens encumber assets that are also subject to Liens securing Indebtedness and other Obligations under the Bank Credit Facilities;

(3)                                 Liens in favor of CF Holdings or any of its Subsidiaries, including, without limitation, Liens securing Indebtedness between or among CF Holdings and any of its Subsidiaries;

(4)                                 Liens securing (a) Capital Lease Obligations and (b) other Indebtedness of CF

Holdings or any of its Subsidiaries incurred to finance all or any part of the acquisition, lease, construction, installation or improvement of any assets; provided in the case of the immediately-preceding subclauses (a) and (b) that at the time of incurrence thereof, the aggregate principal amount of Capital Lease Obligations and other Indebtedness secured by Liens pursuant to this clause (4) (including subclause (c) of this clause (4)) does not exceed 10% of Consolidated Total Assets, and (c) any refinancing, replacement, refunding, renewal or extension of such Indebtedness in an amount not greater than the principal amount of such Indebtedness secured by the Lien that is refinanced, replaced, refunded, renewed or extended, plus accrued interest and any fees and expenses, including, without limitation, premium or defeasance costs payable in connection with any such extension, renewal or replacement;

(5)                                 Liens on any Principal Property existing at the time of its acquisition and Liens created prior to, contemporaneously with or within 270 days after (or created pursuant to firm commitment financing arrangements obtained within that period) the completion of the acquisition, improvement, alteration, construction or commencement of full operation of such property (whichever is latest) to secure Indebtedness incurred for the purposes of payment of the purchase price of such property or the cost of such improvement, alteration, construction or commencement of full operation;

(6)                                 Liens on property or assets of a Person existing at the time such Person is merged with or into or consolidated with CF Holdings or any Subsidiary of CF Holdings; provided that such Liens were in existence prior to and not incurred in contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with CF Holdings or the applicable Subsidiary;

(7)                                 Liens on assets of any Person existing at the time such Person becomes a Subsidiary of CF Holdings; provided that such Liens were in existence prior to and not incurred in contemplation of such Person becoming a Subsidiary of CF Holdings and do not extend to any assets other than those of the Person that became a Subsidiary of CF Holdings;

(8)                                 Liens to secure the performance of statutory or regulatory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

(9)                                 Liens created or assumed in the ordinary course of business in connection with workmen’s compensation, unemployment insurance or other forms of governmental insurance or benefits or to secure the performance of bids, tenders or trade contracts (other than for Indebtedness);

(10)                          Liens arising out of litigation or judgments being contested;

(11)                          Liens for taxes, assessments or governmental charges or claims that are not yet delinquent by more than 60 days or that are being contested in good faith (and, if necessary, by appropriate proceedings or for commitments that have not been violated);

(12)                          leases or subleases granted to others and any interest or title of a lessor under any lease not prohibited by this Supplemental Indenture;

(13)                          Liens (other than Liens securing Credit Facilities) existing on the Issue Date;

(14)                          Liens in favor of the United States or any state thereof, or in favor of any other country, or political subdivision thereof, to secure certain payments pursuant to any contract or statute or to secure any Indebtedness incurred for the purpose of financing all or any part of the purchase price, or, in the case of real property, the cost of construction, of the assets subject to such Liens, including, without limitation, Liens incurred in connection with pollution control, industrial revenue or similar financing;

(15)                          zoning restrictions, easements, rights-of-way, restrictions on the use of property, other similar encumbrances incurred in the ordinary course of business and minor irregularities of title, which do not materially interfere with the ordinary conduct of the business of CF Holdings and its Subsidiaries taken as a whole;

(16)                          Liens in connection with the operation of cash management programs and Liens associated with the discounting or sale of letters of credit and accounts receivable; and

(17)                          any extension, renewal or replacement (and successive extensions, renewals and replacements), in whole or in part, of any Lien referred to in clause (5), (6), (7), (13) or (14) above; provided that (A) such extension, renewal or replacement Lien is limited to the same property that secured the original Lien (plus improvements and accessions to such property) and (B) the principal amount of the Indebtedness secured by the new Lien is not greater than the principal amount of any Indebtedness secured by the Lien that is extended, renewed or replaced, plus accrued interest and any fees and expenses, including, without limitation, premium or defeasance costs, payable in connection with any such extension, renewal or replacement.

“Person” means an individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization, Governmental Authority or other entity of whatever nature.

“Principal Property” means any manufacturing facility, warehouse or other similar facility or any parcel of real estate or group of contiguous parcels of real estate owned by CF Holdings or any of its Subsidiaries (whether owned on the Issue Date or thereafter acquired), in each case located within the United States, that has a book value on the date of which the determination is being made, without deduction of any depreciation reserves, exceeding 1% of Consolidated Total Assets, other than any such facility or parcel or group of contiguous parcels that the issuer reasonably determines is not material to the business of CF Holdings and its Subsidiaries taken as a whole.

“Quotation Agent” means a Reference Treasury Dealer appointed by the Company or CF Holdings.

“Rating Agency” means (1) each of Moody’s and S&P and (2) if Moody’s or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of the Company’s control, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) under the Exchange Act selected by the Company as a replacement agency for Moody’s or S&P, or both of them, as the case may be.

“Ratings Downgrade” means the occurrence of any of the following:

(1)                                 the Notes have an investment grade credit rating (BBB-/Baa3, or equivalent, or better) from both Rating Agencies at the time of a Change of Control, and such rating from both Rating Agencies is within 60 days of the occurrence of such Change of Control (which period shall be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by either Rating Agency) either downgraded to a non-investment grade credit rating (BB+/Ba1 or equivalent, or worse) or withdrawn and is not within such period subsequently (in the case of a downgrade) upgraded to an investment grade credit rating or (in the case of a withdrawal) replaced by an investment grade credit rating;

(2)                                 the Notes have a non-investment grade credit rating (BB+/Ba1, or equivalent, or worse) from both Rating Agencies at the time of a Change of Control, and such rating from both Rating Agencies is within 60 days of the occurrence of such Change of Control (which period shall be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by either Rating Agency) downgraded by one or more notches (for illustration, Ba1 to Ba2 being one notch) and is not within such period subsequently upgraded to its earlier rating or better by both Rating Agencies;

(3)                                 both (A) the Notes have an investment grade credit rating (BBB-/Baa3, or equivalent, or better) from one Rating Agency at the time of a Change of Control, and such rating is within 60 days of the occurrence of such Change of Control (which period shall be extended so long as the rating of the notes is under publicly announced consideration for possible downgrade by either Rating Agency) either downgraded to a non-investment grade credit rating (BB+/Ba1, or equivalent, or worse) or withdrawn and is not within such period subsequently (in the case of a downgrade) upgraded to an investment grade credit rating by such Rating Agency or (in the case of a withdrawal) replaced by an investment grade credit rating from such Rating Agency and (B) the Notes have a non-investment grade credit rating (BB+/Ba1, or equivalent, or worse) from one Rating Agency at the time of such Change of Control, and such rating is within 60 days of the occurrence of such Change of Control (which period shall be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by either Rating Agency) downgraded by one or more notches (for illustration, Bal to Ba2 being one notch) and is not within such period subsequently upgraded to its earlier rating or better by such Rating Agency;

(4)                                 both (A) the Notes have an investment grade credit rating (BBB-/Baa3, or equivalent, or better) from one Rating Agency at the time of a Change of Control, and such rating is within 60 days of the occurrence of such Change of Control (which period shall be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by either Rating Agency) either downgraded to a non-investment grade credit rating (BB+/Ba1, or equivalent, or worse) or withdrawn and is not within such period subsequently (in the case of a downgrade) upgraded to an investment grade credit rating by such Rating Agency or (in the case of a withdrawal) replaced by an investment grade credit rating from such Rating Agency and (B) the Notes have no credit rating from one Rating Agency, and such Rating Agency does not assign within 60 days of the occurrence of such Change of Control an investment grade credit rating to the Notes;

(5)                                 both (A) the Notes have a non-investment grade credit rating (BB+/Ba1, or equivalent, or worse) from one Rating Agency at the time of a Change of Control, and such rating is within 60 days of the occurrence of such Change of Control (which period shall be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by either Rating Agency) downgraded by one or more notches (for illustration, Ba1 to Ba2 being one notch) and is not within such period subsequently upgraded to its earlier credit rating or better by such Rating Agency and (B) the Notes have no credit rating from one Rating Agency, and such Rating Agency does not assign within 60 days of the occurrence of the Change of Control an investment grade credit rating to the Notes; or

(6)                                 the Notes have no credit rating from either Rating Agency at the time of a

Change of Control and both Rating Agencies do not assign within 60 days of the occurrence of such Change of Control an investment grade credit rating to the Notes;

in each case if, and only if, in making the relevant decision(s) referred to above to downgrade or withdraw such ratings, as applicable, the relevant Rating Agency announces publicly or confirms in writing to the Company that such decision(s) resulted, in whole or in part, from the occurrence of the applicable Change of Control.

“Reference Treasury Dealer” means Morgan Stanley & Co. LLC or Goldman, Sachs & Co. or their respective successors (or an affiliate thereof that is a Primary Treasury Dealer) and two other primary U.S. government securities dealers in New York City (each a “Primary Treasury Dealer”) selected by the Company; provided, however, that if any of the foregoing is not or shall cease to be a Primary Treasury Dealer, the Company will substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date with respect the Notes, the average, as determined by the Quotation Agent, of the bid and asked prices for the Comparable Treasury Issue with respect to the Notes (expressed in each case as a percentage of its principal amount) quoted in writing to the Quotation Agent by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

“Responsible Officer,” when used with respect to the Trustee, means any officer within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

“S&P” means Standard & Poor’s Ratings Services.

“Sale and Leaseback Transaction” means any arrangement with any Person providing for the leasing by CF Holdings or any Subsidiary of CF Holdings of any Principal Property, which has been or is to be sold or transferred by CF Holdings or any such Subsidiary to such Person with the intention of taking back a lease of such Principal Property, except for leases between CF Holdings and a Subsidiary of CF Holdings or between Subsidiaries of CF Holdings.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, or any successor statute or statutes thereto.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the Issue Date.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” means, with respect to any specified Person:

(1)                                 any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2)                                 any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

“Subsidiary Guarantor” means a Guarantor that is a Subsidiary of CF Holdings.

“Supplemental Indenture” has the meaning set forth in the Preamble hereof.

“Terra Nitrogen Entities” means each of Terra Nitrogen, Limited Partnership, Terra Nitrogen Company, L.P. and Terra Nitrogen GP Inc. and each of their respective subsidiaries (each of the foregoing a “Terra Nitrogen Entity”).

“TIA” means the Trust Indenture Act of 1939, as amended, or any successor statute or statutes thereto.

“Treasury Rate” means, with respect to any redemption date with respect to the Notes, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

“Trustee” means Wells Fargo Bank, National Association, a national banking association duly incorporated and existing under the laws of the United States of America, until a successor replaces it in accordance with the applicable provisions of this Supplemental Indenture and thereafter means the successor serving hereunder.

“Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

Section 1.03.                          Other Definitions.

Each of the following terms is defined in the section set forth opposite such term:

Term	Section
“Authentication Order”	2.02
“Covenant Defeasance”	8.03
“Change of Control Payment”	4.08(a)
“Change of Control Offer”	4.08(a)
“Change of Control Payment Date”	4.08(a)
“DTC”	2.03
“Event of Default”	6.01(a)
“incur”	4.09
“Legal Defeasance”	8.02
“Liquidated Damages”	6.01(b)

“Paying Agent”	2.03
“Payment Default”	6.01(a)(4)(A)
“Registrar”	2.03
“Reports Default Notice”	6.01(b)
“satisfaction and discharge of this Supplemental Indenture”	11.01
“Senior Notes due 2018”	10.05
“Senior Notes due 2020”	10.05
“USA PATRIOT ACT”	12.15

Section 1.04.                          Incorporation by Reference of Trust Indenture Act.

Whenever this Supplemental Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Supplemental Indenture.  The following terms used in this Supplemental Indenture that are defined by the TIA have the following meanings:

“indenture securities” means the Notes and the Note Guarantees; and

“obligor” on the indenture securities means the Company, each Guarantor and any other obligor on the Notes.

All other terms used in this Supplemental Indenture that are defined by the TIA, defined by reference in the TIA to another statute or defined by a rule of the SEC under the TIA and not otherwise defined herein have the meanings assigned to them therein.

Section 1.05.                          Rules of Construction.

Unless the context otherwise requires:

(1)                                 a term has the meaning assigned to it;

(2)                                 an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3)                                 “or” is not exclusive;

(4)                                 words in the singular include the plural, and words in the plural include the singular;

(5)                                 “will” shall be interpreted to express a command;

(6)                                 provisions apply to successive events and transactions;

(7)                                 reference to sections of or rules under the Securities Act will be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time;

(8)                                 “herein,” “hereof and other words of similar import refer to this Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision of this Supplemental Indenture;

(9)                                 all references to Sections or Articles refer to Sections or Articles of this

Supplemental Indenture (and not the Base Indenture or any other document); and

(10)                          use of masculine, feminine or neuter pronouns should not be deemed a limitation, and the use of any such pronouns should be construed to include, where appropriate, the other pronouns.

ARTICLE 2
THE NOTES

Section 2.01.                          Form and Dating.

(a)                                 The Notes shall be issued in registered global form without interest coupons.  The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. The Company shall furnish any such notations, legends or endorsements to the Trustee in writing.  Each Note shall be dated the date of its authentication.  The Notes shall be in denominations of $2,000 and integral multiples of $1,000 in excess of $2,000.

The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Supplemental Indenture and the Company, the Guarantors and the Trustee, by their execution and delivery of this Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of the Base Indenture, the provisions of the Note shall govern and be controlling, and to the extent any provision of the Note conflicts with the express provisions of this Supplemental Indenture, the provisions of this Supplemental Indenture shall govern and be controlling.

(b)                                 Notes issued in global form shall be substantially in the form of Exhibit A attached hereto (including the Global Note Legend thereon).  Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend thereon).  Each Global Note shall represent such of the outstanding Notes as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time as reflected in the records of the Trustee and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, on the “Schedule of Exchanges of Interests in the Global Note” attached to such Global Note to reflect exchanges and redemptions.  The Trustee’s records and the “Schedule of Exchanges of Interests in the Global Note” attached to such Global Note shall be noted to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

Section 2.02.                          Execution and Authentication.

An Officer must sign the Notes for the Company by manual or facsimile signature.

If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note will nevertheless be valid.

A Note will not be valid until authenticated by the manual signature of the Trustee.  The signature will be conclusive evidence that the Note has been authenticated under this Supplemental Indenture.

The Trustee shall, upon receipt of written order of the Company signed by an Officer (an “Authentication Order”), authenticate Notes for original issue under this Supplemental Indenture,

including any Additional Notes issued pursuant to Section 2.07 hereof.  The aggregate principal amount of Notes outstanding at any time may not exceed the aggregate principal amount of Notes authorized for issuance by the Company pursuant to one or more Authentication Orders, except as provided in Section 2.08 hereof.

The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes.  An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Supplemental Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders, the Company or an Affiliate of the Company.

Section 2.03.                          Registrar and Paying Agent.

The Company will maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”).  The Registrar will keep a register of the Notes and of their transfer and exchange.  The Company may appoint one or more co-registrars and one or more additional paying agents.  The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent.  The Company may change any Paying Agent or Registrar without notice to any Holder.  The Company will notify the Trustee in writing of the name and address of any Agent not a party to this Supplemental Indenture.  If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such.  The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

The Company initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes.

The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Notes.

The Company shall be responsible for making calculations called for under the Notes, including but not limited to determination of redemption price, premium, if any, and any additional amounts or other amounts payable on the Notes.  The Company will make the calculations in good faith and, absent manifest error, its calculations will be final and binding on the Holders.  The Company will provide a schedule of its calculations to the Trustee when requested by the Trustee, and the Trustee is entitled to rely conclusively on the accuracy of the Company’s calculations without independent verification.

Section 2.04.                          Paying Agent to Hold Money in Trust.

The Company will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or interest on the Notes, and will notify the Trustee of any default by the Company in making any such payment.  While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee.  The Company at any time may require a Paying Agent to pay all money held by it to the Trustee.  Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) will have no further liability for the money.  If the Company or a Subsidiary acts as Paying Agent, it will segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent.  Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee will serve as Paying Agent for the Notes.

Section 2.05.                         Holder Lists.

The Trustee will preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA § 312(a).  If the Trustee is not the Registrar, the Company will furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders and the Company shall otherwise comply with TIA § 312(a).

Section 2.06.                          Transfer and Exchange.

(a)                                 Transfer and Exchange of Global Notes.  A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.  All Global Notes shall be exchanged by the Company for Definitive Notes if:

(1)                                 the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 90 days after the date of such notice from the Depositary;

(2)                                 the Company in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee; or

(3)                                 there has occurred and is continuing an Event of Default with respect to the Notes and DTC requests the issuance of Definitive Notes.

Upon the occurrence of any of the preceding events in (1), (2) or (3) above, Definitive Notes shall be issued in such names and in any approved denominations as the Depositary shall instruct the Trustee.  Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.08 and 2.11 hereof.  Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Sections 2.08 or 2.11 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note.  A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a); however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b), (c) and (d) hereof.

None of the Company, any of the Guarantors or the Trustee will be liable for any delay by DTC, its nominee or any direct or indirect DTC participant in identifying the beneficial owners of the Notes.  The Company, the Guarantors and the Trustee may conclusively rely on, and will be protected in relying on, instructions from DTC or its nominee for all purposes, including with respect to the registration and delivery, and the respective principal amounts, of the certificated Notes to be issued.

(b)                                 Transfer and Exchange of Beneficial Interests in the Global Notes.  The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Supplemental Indenture and the Applicable Procedures. Transfers of beneficial interests in the Global Notes also will require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(1)                                 Transfer of Beneficial Interests in the Same Global Note.  Beneficial interests in any Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in a Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(1).

(2)                                 All Other Transfers and Exchanges of Beneficial Interests in Global Notes.  In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(1) above, the transferor of such beneficial interest must deliver to the Registrar both:

(A)                               a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(B)                               instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase.

Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Supplemental Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(g) hereof.

(c)                                  Transfer or Exchange of Beneficial Interests in Global Notes for Definitive Notes.  If any holder of a beneficial interest in a Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(2) hereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(g) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest requests through instructions to the Registrar from or through the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered.

(d)                                 Transfer and Exchange of Definitive Notes for Beneficial Interests in Global Notes.

A Holder of a Definitive Note may exchange such Note for a beneficial interest in a Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Global Notes.

If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to the previous paragraph at a time when a Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

A Holder of Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of a Definitive Note.

(e)                                  Transfer and Exchange of Definitive Notes for Definitive Notes.  Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Notes.  Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing.  In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, reasonably required by the Registrar.

(f)                                   Legends.  A legend in substantially the following form will appear on all Global Notes issued under this Supplemental Indenture unless specifically stated otherwise in the applicable provisions of this Supplemental Indenture.

“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE FIRST SUPPLEMENTAL INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE FIRST SUPPLEMENTAL INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE FIRST SUPPLEMENTAL INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.12 OF THE FIRST SUPPLEMENTAL INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF CF INDUSTRIES, INC.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(g)                                  Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.12 hereof.  At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive

Notes, the principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on the “Schedule of Exchanges of Interests in the Global Note” attached to such Global Note and a notation will be made in the records maintained by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and an endorsement will be made on the “Schedule of Exchanges of Interests in the Global Note” attached to such Global Note and a notation will be made in the records maintained by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(h)                                 General Provisions Relating to Transfers and Exchanges.

(1)                                 To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order or at the Registrar’s request.

(2)                                 No service charge shall be made to a Holder of a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.11, 3.06, 4.08 and 9.05 hereof).

(3)                                 The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(4)                                 All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Supplemental Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(5)                                 The Company shall not be required:

(A)                               to issue, to register the transfer of or to exchange any Notes (i) during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection or (ii) that have been tendered and not withdrawn in connection with a Change of Control Offer;

(B)                               to register the transfer of or to exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or

(C)                               to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

(6)                                 Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

(7)                                 The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.  Neither the Trustee nor any Agent shall have any responsibility for any actions taken or not taken by DTC.

(8)                                 All orders, certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

Section 2.07.                          Issuance of Additional Notes.

The Company shall be entitled, upon delivery of an Officers’ Certificate, Opinion of Counsel and Authentication Order, to issue Additional Notes under this Supplemental Indenture which shall have identical terms as the Initial Notes issued on the Issue Date, other than with respect to the date of issuance and issue price.  The Initial Notes and any Additional Notes issued shall be treated as a single class for all purposes under this Supplemental Indenture, provided that if the Additional Notes are not fungible with the Initial Notes for U.S. federal income tax purposes, the Additional Notes will have a separate CUSIP number.

With respect to any Additional Notes, the Company shall set forth in a resolution of its Board of Directors and an Officers’ Certificate, a copy of each which shall be delivered to the Trustee, the following information: (1) the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Supplemental Indenture and (2) the issue price, the date of issuance and the CUSIP number of such Additional Notes.

Section 2.08.                          Replacement Notes.

If any mutilated Note is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company will issue and the Trustee, upon receipt of an Authentication Order, will authenticate a replacement Note if the Trustee’s requirements are met.  If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of (i) the Trustee to protect the Trustee and (ii) the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced.  The Company may charge for its expenses in replacing a Note.

Every replacement Note is an additional obligation of the Company and will be entitled to all of the benefits of this Supplemental Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.09.                          Outstanding Notes.

The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.09 as not outstanding.  Except as set forth in Section 2.10 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note; however, Notes held by the Company or a Subsidiary of the Company shall not be deemed to be outstanding for purposes of Section 3.07 hereof.

If a Note is replaced pursuant to Section 2.08 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser.

If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes will be deemed to be no longer outstanding and will cease to accrue interest.

Section 2.10.                          Treasury Notes.

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or any Guarantor, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any Guarantor, will be considered as though not outstanding, except that for the purposes of determining whether the Trustee will be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee knows are so owned will be so disregarded.

Section 2.11.                          Temporary Notes.

Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, will authenticate temporary Notes.  Temporary Notes will be substantially in the form of certificated Notes but may have variations that the Company considers appropriate for temporary Notes and as may be reasonably acceptable to the Trustee.  Without unreasonable delay, the Company will prepare and the Trustee will authenticate definitive Notes in exchange for temporary Notes.

Holders of temporary Notes will be entitled to all of the benefits of this Supplemental Indenture.

Section 2.12.                          Cancellation.

The Company or one of its Affiliates at any time may deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Company or one of its Affiliates may have acquired in any manner whatsoever, and may deliver to the Trustee for cancellation any Notes previously authenticated hereunder which the Company has not issued and sold.  The Registrar, any transfer agent and the Paying Agent shall forward to the Trustee any Notes surrendered to them for transfer, exchange or payment.  The Trustee shall promptly cancel and dispose of in accordance with its customary procedures all Notes surrendered for transfer, exchange, payment or cancellation and upon written request shall deliver a certificate of disposition to the Company.  The Company may not issue new Notes to replace Notes it has paid in full or delivered to the Trustee for cancellation.

Section 2.13.                          Defaulted Interest.

If the Company defaults in a payment of interest on the Notes, it will pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof.  The Company will notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment.  The Company will fix or cause to be fixed each such special record date and payment date; provided that no such special record date may be less than 10 days prior to the related payment date for such defaulted interest.  At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) will mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

Section 2.14.                          CUSIP Numbers.

The Company in issuing the Notes may use CUSIP, ISIN or other similar numbers, if then generally in use, and thereafter with respect to such series, the Trustee may use such numbers in any notice (including any notice of redemption or exchange) provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice (including any notice of redemption or exchange) and that reliance may be placed only on the other identification numbers printed on the Notes, and any such notice or notice of redemption shall not be affected by any defect in or omission of such numbers.  The Company will promptly notify the Trustee in writing of any change in the CUSIP, ISIN or other similar numbers.

ARTICLE 3
REDEMPTION

Section 3.01.                          Notices to Trustee.

If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it must furnish to the Trustee, at least 30 days but not more than 60 days before a redemption date, an Officers’ Certificate setting forth:

(1)                                 the clause of this Supplemental Indenture pursuant to which the redemption shall occur;

(2)                                 the redemption date;

(3)                                 the principal amount of the Notes to be redeemed; and

(4)                                 the redemption price.

If the redemption price is not known at the time such notice is to be given, the actual redemption price shall be set forth in an Officers’ Certificate of the Company delivered to the Trustee no later than two Business Days prior to the redemption date.

Section 3.02.                          Selection of Notes to Be Redeemed or Purchased.

If less than all of the Notes are to be redeemed or purchased in an offer to purchase at any time (subject to Applicable Procedures in the case of Global Notes), the Trustee will select Notes for redemption or purchase on a pro rata basis or, to the extent not practicable, on such other basis as the Trustee deems fair and appropriate, unless otherwise required by law or applicable stock exchange or depositary requirements; provided that the minimum denominations are preserved.

In the event of partial redemption or purchase by lot, the particular Notes to be redeemed or purchased will be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption or purchase date by the Trustee from the outstanding Notes not previously called for redemption or purchase.

The Trustee shall promptly notify the Company in writing of the Notes selected for redemption or purchase and, in the case of any Note selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased.  Notes and portions of Notes selected shall be in minimum amounts of $2,000 or integral multiples of $1,000 in excess thereof; no Notes of $2,000 or less can be redeemed in part, except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder, even if not equal to $2,000 or an integral multiple of $1,000 in excess thereof, shall be redeemed or purchased.  Except as provided in the preceding sentence, provisions of this Supplemental Indenture that apply to Notes called for redemption or purchase also apply to portions of Notes called for redemption or purchase.

Section 3.03.                          Notice of Redemption.

At least 30 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed by first class mail (or with respect to Global Notes, to the extent permitted or required by applicable DTC procedures or regulations, send electronically or cause to be sent electronically) a notice of redemption to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed or sent more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Supplemental Indenture pursuant to Articles 8 or 11 hereof.

The notice will identify the Notes to be redeemed and will state:

(1)                                 the redemption date;

(2)                                 the redemption price, or manner of calculation thereof if not then known;

(3)                                 if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued upon cancellation of the original Note;

(4)                                 the name and address of the Paying Agent;

(5)                                 that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(6)                                 that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

(7)                                 the paragraph of the Notes and/or Section of this Supplemental Indenture pursuant to which the Notes called for redemption are being redeemed; and

(8)                                 that no representation is made as to the correctness or accuracy of the CUSIP/CINS number, if any, listed in such notice or printed on the Notes.

At the Company’s request, the Trustee will give the notice of redemption in the Company’s name and at its expense; provided, however, that the Company has delivered to the Trustee, at least 45 days prior to the redemption date (unless a shorter time is agreed to by the Trustee), an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Section 3.04.                          Effect of Notice of Redemption.

Once notice of redemption is mailed or sent in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price.  A notice of redemption may not be conditional.

Section 3.05.                          Deposit of Redemption or Purchase Price.

Not later than 10:00 a.m. (Eastern Time) on the redemption or purchase date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption or purchase price of and accrued interest on all Notes to be redeemed or purchased on that date.  The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption or purchase price of, and accrued interest on, all Notes to be redeemed or purchased.

If the Company complies with the provisions of the preceding paragraph, on and after the redemption or purchase date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption or purchase.  If a Note is redeemed or purchased on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date.  If any Note called for redemption or purchase is not so paid upon surrender for redemption or purchase because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

Section 3.06.                          Notes Redeemed or Purchased in Part.

Upon surrender of a Note that is redeemed or purchased in part, the Company will issue and, upon receipt of an Authentication Order, the Trustee will authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered.

Section 3.07.                          Optional Redemption.

The Company may redeem the Notes, in whole at any time or in part from time to time, at its option, at a redemption price equal to the greater of:

(1)                                 100% of the principal amount of the Notes to be redeemed; and

(2)                                 as determined by the Quotation Agent, the sum of the present values of the remaining scheduled payments of principal and interest on the Notes being redeemed (excluding any portion of such payments of interest accrued as of the date of redemption), discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate, plus 25 basis points;

plus, in each case, accrued and unpaid interest, if any, thereon to, but not including, the redemption date.  Notwithstanding the foregoing, installments of interest on Notes that are due and payable on interest payment dates falling on or prior to a redemption date will be payable on the interest payment date to the Holders as of the close of business on the relevant record date.

Section 3.08.                          Mandatory Redemption.

The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

ARTICLE 4
COVENANTS

Section 4.01.                          Payment of Notes.

The Company will pay or cause to be paid the principal of, premium, if any, and interest on, the Notes on the dates and in the manner provided in the Notes.  Principal, premium, if any, and interest due on the Notes will be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due on the Notes.

The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the then applicable interest rate on the Notes to the extent lawful; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

Section 4.02.                          Maintenance of Office or Agency.

The Company will maintain an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Supplemental Indenture may be served.  The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency.  If at any time the Company fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission will in any manner relieve the Company of its obligation to maintain an office or agency for such purposes.  The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03 hereof.

Section 4.03.                          SEC Reports.

CF Holdings and the Company shall file with the Trustee and the SEC, and transmit to Holders, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the TIA at the times and in the manner provided in the TIA; provided that, unless available on EDGAR (or any successor system for the submission of documents to the SEC in electronic format), any such information, documents or reports required to be filed with the SEC pursuant to Section 13 or 15(d) of the Exchange Act shall be filed with the Trustee within 30 days after the same is filed with the SEC.

Delivery of reports, information and documents to the Trustee hereunder is for informational purposes only and the Trustee’s receipt of any such reports, information and documents shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates or statements delivered to the Trustee pursuant to Section 4.04 hereof).

Section 4.04.                          Compliance Certificate.

(a)                                 The Company and each Guarantor (to the extent that such Guarantor is so required under the TIA) shall deliver to the Trustee, within 120 days after the end of each fiscal year ended after the Issue Date, a brief certificate (which need not comply with Section 12.05 hereof) from the principal executive officer, principal financial officer or principal accounting officer as to his or her knowledge of the Company’s (or such Guarantor’s) compliance with all conditions and covenants under this Indenture (which compliance shall be determined without regard to any period of grace or requirement of notice provided under this Indenture) and, in the event of any Default, specifying each such Default and the nature and status thereof of which such person may have knowledge.

(b)                                 So long as any of the Notes are outstanding, the Company will deliver to the Trustee, within 15 Business Days after an Executive Officer of CF Holdings or the Company becomes aware of any Default or Event of Default, a statement specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

Section 4.05.                          [Intentionally Omitted].

Section 4.06.                         Stay, Extension and Usury Laws.

The Company and each of the Guarantors covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Supplemental Indenture; and the Company and each of the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07.                          [Intentionally Omitted].

Section 4.08.                          Offer to Repurchase Upon Change of Control Repurchase Event.

(a)                                 If a Change of Control Repurchase Event occurs, unless the Company has exercised its right to redeem the Notes pursuant to Section 3.07 hereof, the Company will make an offer (a “Change of Control Offer”) to each Holder to repurchase all or any part (equal to $2,000 or integral multiples of $1,000 in excess of $2,000) of that Holder’s Notes at a purchase price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, on the Notes repurchased to, but not including, the date of repurchase (the “Change of Control Payment”).  Notwithstanding the foregoing, installments of interest on Notes that are due and payable on interest payment dates falling on or prior to a Change of Control Payment Date will be payable on the interest payment date to the Holders as of the close of business on the relevant record date.  Within 30 days following any Change of Control Repurchase Event, the Company shall mail (or with respect to Global Notes, to the extent permitted or required by applicable DTC procedures or regulations, send electronically) a notice to each Holder (and shall provide a copy of such notice to the Trustee):

(1)                                 describing the transaction or transactions that constitute the Change of Control

Repurchase Event;

(2)                                 offering to repurchase Notes on the date specified in the notice (the “Change of Control Payment Date”), which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed or sent; and

(3)                                 stating the instructions determined by the Company, consistent with this Section 4.08, that a Holder must follow in order to have its Notes purchased.

(b)                                 The Company shall comply with the requirements of Rule 14e-l under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Repurchase Event.  To the extent that the provisions of any securities laws or regulations conflict with this Section 4.08, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.08 by virtue of such compliance.

(c)                                  On the Change of Control Payment Date, the Company shall, to the extent lawful:

(1)                                 accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;

(2)                                 deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all notes or portions of Notes properly tendered; and

(3)                                 deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased.

(d)                                 The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

(e)                                  Notwithstanding anything to the contrary in this Section 4.08, the Company shall not be required to make a Change of Control Offer upon a Change of Control Repurchase Event if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.08 and purchases all of the Notes properly tendered and not withdrawn under the Change of Control Offer.

Section 4.09.                          Limitation on Liens.

Except as provided under Section 4.11 hereof, neither CF Holdings nor any of its Subsidiaries shall create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable for, contingently or otherwise (collectively, “incur”), any Indebtedness secured by a Lien, other than a Permitted Lien, upon any Principal Property without equally and ratably securing any Notes then outstanding (for so long as such Indebtedness is so secured).

Section 4.10.                          Limitation on Sale and Leaseback Transactions.

Except as provided under Section 4.11 hereof, CF Holdings shall not, and shall not permit any of its Subsidiaries to, enter into any Sale and Leaseback Transaction with respect to a Principal Property and with a lease exceeding three years, other than leases between or among CF Holdings and its Subsidiaries, unless:

(1)                                 CF Holdings and/or such Subsidiary or Subsidiaries would be entitled to incur Indebtedness in an amount equal to or greater than the Attributable Debt in respect of such Sale and Leaseback Transaction, secured by a Lien on such Principal Property without being required to secure the Notes in accordance with Section 4.09 hereof; and

(2)                                 within 120 days after such Sale and Leaseback Transaction, CF Holdings or such Subsidiary applies an amount equal to the greater of the net proceeds of such Sale and Leaseback Transaction and the Fair Market Value at the time of such Sale and Leaseback Transaction of the Principal Property so leased to the retirement of Funded Debt of CF Holdings or any of its Subsidiaries or the purchase, acquisition or, in the case of real property, construction of other property that will constitute Principal Property.

Section 4.11.                          Exemption from Limitations on Liens and Sale and Leaseback Transactions.

CF Holdings and its Subsidiaries may incur Indebtedness secured by Liens or enter into Sale and Leaseback Transactions that would not otherwise be permitted under Sections 4.09 and 4.10 hereof; provided that, immediately after giving effect thereto, the amount of outstanding Indebtedness secured by a Lien (other than a Permitted Lien) upon any Principal Property (now owned or hereafter acquired) incurred without equally and ratably securing the Notes pursuant to Section 4.09 hereof, plus the aggregate amount of all outstanding Attributable Debt with respect to all such Sale and Leaseback Transactions (not including those that are for less than three years or in respect of which Funded Debt is retired or property that will constitute Principal Property is purchased, as provided under Section 4.10 hereof), does not exceed 15% of Consolidated Total Assets.

Liens and Indebtedness incurred and Sale and Leaseback Transactions entered into by any Terra Nitrogen Entity shall be disregarded, including, without limitation, for purposes of Sections 4.09 and 4.10 hereof until such time, if any, that such Person is required to become a Guarantor pursuant to the provisions described under Section 4.12 hereof; provided that, at the time such Person is required to become a Guarantor pursuant to such provisions, any such Liens, Indebtedness and Sale and Leaseback Transactions existing at such time shall be disregarded, including, without limitation, for purposes of Sections 4.09 and 4.10 hereof so long as such Liens, Indebtedness or Sale and Leaseback Transactions were in existence prior such time and not incurred in contemplation of such Person becoming a Guarantor.

Section 4.12.                          Additional Note Guarantees.

If any Subsidiary of CF Holdings other than the Company becomes a borrower or directly or indirectly guarantees any Indebtedness under the Credit Agreement, CF Holdings shall cause such Subsidiary to, at the same time, execute and deliver to the Trustee a supplemental indenture reasonably satisfactory to the Trustee pursuant to which such Subsidiary will guarantee payment of the Notes on the terms and conditions set forth in Article 10 hereof.  Thereafter, such Subsidiary will be a Subsidiary Guarantor with respect to the Notes until such Subsidiary’s Note Guarantee with respect to the Notes is released in accordance with this Supplemental Indenture.

ARTICLE 5
CONSOLIDATION, MERGER OR SALE OF ASSETS

Section 5.01.                          Merger Consolidation or Sale of Assets.

(a)                                 Neither CF Holdings nor the Company will, directly or indirectly: (1) consolidate or merge with or into another Person, other than CF Holdings or the Company , respectively (whether or not

CF Holdings or the Company, as the case may be, is the surviving corporation), or (2) sell, assign, transfer, convey, lease or otherwise dispose of all or substantially all of the properties or assets of CF Holdings and its Subsidiaries, taken as a whole, in one or more related transactions, to another Person, unless:

(1)                                 either (a) CF Holdings or the Company, as the case may be, is the survivor formed by or resulting from such consolidation or merger or (b) the surviving or successor entity is a corporation or limited liability company organized or existing under the laws of the United States, any State of the United States or the District of Columbia;

(2)                                 the surviving or successor entity (if other than CF Holdings or the Company, as the case may be) or the person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of CF Holdings or the Company, as the case may be, under the Notes and this Supplemental Indenture pursuant to a supplemental indenture reasonably satisfactory to the Trustee;

(3)                                 immediately after completion of the transaction, no Default or Event of Default has occurred and is continuing; and

(4)                                 the surviving or successor entity shall have delivered to the Trustee an Officers’ Certificate and Opinion of Counsel, each stating that such transaction and any supplemental indenture entered into in connection with such transaction comply with this Section 5.01 and that all conditions precedent in this Supplemental Indenture relating to such transaction have been complied with.

Section 5.02.                          Successor Corporation Substituted.

Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties or assets of CF Holdings or the Company in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof, the successor Person formed by such consolidation or into or with which CF Holdings or the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition, in the case of CF Holdings the provisions of this Supplemental Indenture referring to the “CF Holdings” shall refer instead to the surviving or successor Person and not to CF Holdings and in the case of the Company the provisions of this Supplemental Indenture referring to the “Company” shall instead refer to such surviving or successor Person and not the Company), and may exercise every right and power of CF Holdings or the Company, as the case may be, under this Supplemental Indenture with the same effect as if such successor Person had been named as CF Holdings or the Company, as applicable, herein (except that the Company or its successor pursuant to this Section 5.02 shall not be required to be a Guarantor), and thereafter the predecessor Person shall be relieved of all obligations and covenants under this Supplemental Indenture and the Notes or the Note Guarantees, as applicable; provided, however, that (1) the predecessor CF Holdings shall not be relieved from its obligations with respect to its Note Guarantee and (2) the predecessor Company shall not be relieved from the obligation to pay the principal of and interest on the Notes, except, in each case, upon a sale of all of CF Holdings’ or the Company’s assets in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof.

ARTICLE 6
DEFAULT AND REMEDIES

Section 6.01.                          Events of Default.

(a)                                 Each of the following is an “Event of Default”:

(1)                                 default for 30 days in the payment when due of interest on the Notes;

(2)                                 default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on, the Notes;

(3)                                 subject to clause (b) of this Section 6.01, failure by CF Holdings or any of its Subsidiaries to comply with any other covenant or other agreement in this Supplemental Indenture with respect to the Notes or any term in the Notes for 60 days after notice to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes then outstanding;

(4)                                 default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by CF Holdings or any of its Subsidiaries (or the payment of which is guaranteed by CF Holdings or any of its Subsidiaries), whether such Indebtedness exists on or prior to or is created after the Issue Date, if that default:

(A)                               is caused by a failure to pay principal when due at final (and not any interim) maturity of such Indebtedness on or prior to the expiration of the grace period provided in such Indebtedness (a “Payment Default”); or

(B)                               results in the acceleration of such Indebtedness prior to its stated maturity (without such acceleration having been rescinded, annulled or otherwise cured);

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated (without such acceleration having been rescinded, annulled or otherwise cured), aggregates $150.0 million or more;

(5)                                 any Note Guarantee of CF Holdings or a Significant Subsidiary of CF Holdings is held in any judicial proceeding to be unenforceable or invalid or, except as permitted by this Supplemental Indenture, ceases for any reason to be in full force and effect, or CF Holdings or any Subsidiary Guarantor, or any Person acting on behalf of any Subsidiary Guarantor, that is a Significant Subsidiary of CF Holdings denies or disaffirms its obligations under its Note Guarantee;

(6)                                 CF Holdings or any of its Subsidiaries that is a Significant Subsidiary of CF Holdings or any group of Subsidiaries of CF Holdings that, taken together, would constitute a Significant Subsidiary of CF Holdings, pursuant to or within the meaning of Bankruptcy Law:

(A)                               commences a voluntary case,

(B)                               consents to the entry of an order for relief against it in an involuntary case,

(C)                               consents to the appointment of a custodian of it or for all or substantially all of its property,

(D)                               makes a general assignment for the benefit of its creditors, or

(E)                                generally is not paying its debts as they become due; or

(7)                                 a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A)                               is for relief against CF Holdings or any of its Subsidiaries that is a Significant Subsidiary of CF Holdings or any group of Subsidiaries of CF Holdings that, taken together, would constitute a Significant Subsidiary of CF Holdings in an involuntary case;

(B)                               appoints a custodian of CF Holdings or any of its Subsidiaries that is a Significant Subsidiary of CF Holdings or any group of Subsidiaries of CF Holdings that, taken together, would constitute a Significant Subsidiary of CF Holding; or

(C)                               orders the liquidation of CF Holdings or any of its Subsidiaries that is a Significant Subsidiary of CF Holdings or any group of Subsidiaries of CF Holdings that, taken together, would constitute a Significant Subsidiary of CF Holding;

and the order or decree remains unstayed and in effect for 60 consecutive days.

(b)                                 Notwithstanding clause (3) of Section 6.01(a) hereof or any other provision of this Supplemental Indenture, except as described in the final sentence of this clause (b), the sole remedy for any failure by CF Holdings or the Company to comply with Section 4.03 hereof will be the payment of Liquidated Damages as described in the following sentence, such failure to comply shall not constitute a Default or Event of Default, and Holders will not have any right to accelerate the maturity of the Notes as a result of any such failure to comply.  If a failure by CF Holdings or the Company to comply with Section 4.03 hereof continues for 180 consecutive days after the Company receives from the Trustee, or the Company and the Trustee receive from the Holders of at least 25% in aggregate principal amount of the Notes then outstanding, notice of such failure to comply (such notice, a “Reports Default Notice”), the Company will pay liquidated damages (“Liquidated Damages”) to all Holders at a rate per annum equal to 0.25% of the principal amount of the Notes from the 180th day following the Company’s receipt of such Reports Default Notice to but not including the date on which such failure to comply shall have been cured or waived (and, on such date, Liquidated Damages will cease to accrue).  A failure to comply with Section 4.03 hereof automatically will cease to be continuing and will be deemed cured at such time as CF Holdings or the Company, as applicable, files with the SEC (or, if the SEC will not accept such filing, delivers to Holders or otherwise makes publicly available) the applicable annual report, information, document or other report.  In no event will the Company be required to pay Liquidated Damages at a rate in excess of 0.25% of the principal amount of the Notes per annum, irrespective of the number of Reports Default Notices that may have been received and irrespective of the number of failures to comply with Section 4.03 hereof that may be continuing.  All accrued and unpaid Liquidated Damages, if any, shall be paid by the Company on the next scheduled interest payment date in the same manner as interest on the Notes is payable on such date.  In the case of any Reports Default Notice given by Holders, such Holders shall provide a copy of such Reports Default Notice to the Trustee.  If Liquidated Damages are payable on the Notes, the Company shall provide an Officers’ Certificate to the Trustee on or before the record date for each Interest Payment Date such Liquidated Damages are payable setting forth the accrual period and the amount of such Liquidated Damages in reasonable detail, provided that the failure to deliver such Officers’ Certificate shall not constitute a Default or Event of Default. Unless and until a Responsible Officer of the Trustee receives at the Corporate Trust Office such a certificate, the Trustee may assume without inquiry that no such Liquidated Damages are payable. If the Company has paid Liquidated

Damages directly to the Persons entitled to it, the Company shall deliver to the Trustee an Officers’ Certificate setting forth the particulars of such payment, provided that the failure to deliver such Officers’ Certificate shall not constitute a Default or Event of Default.

(c)                                  For purposes of clauses (a)(4), (a)(6) and (a)(7) of this Section 6.01, each Terra Nitrogen Entity will be deemed not to be a Subsidiary of CF Holdings until such time as it is required to become (and during any period in which it is not (and is not required to be)) a Guarantor pursuant to Section 4.12 hereof.

Section 6.02.                          Acceleration.

In the case of an Event of Default specified in clause (6) or (7) of Section 6.01(a) hereof, with respect to CF Holdings or any of its Subsidiaries that is a Significant Subsidiary of CF Holdings or any group of Subsidiaries of CF Holdings that, taken together, would constitute a Significant Subsidiary of CF Holdings, all outstanding Notes will become due and payable immediately without further action or notice.  If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately by written notice to the Company (and to the Trustee if given by Holders) specifying such Event of Default.  Upon any such declaration, the Notes shall become due and payable immediately.

The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may, on behalf of all of the Holders, rescind an acceleration and its consequences, if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest or premium that has become due solely because of the acceleration) have been cured or waived.

Section 6.03.                          Other Remedies.

If an Event of Default with respect to the Notes occurs and is continuing, the Trustee may pursue, in its own name or as trustee of an express trust, any available remedy by proceeding at law or in equity to collect the payment of principal of, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Supplemental Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.

Section 6.04.                          Waiver of Past Defaults.

Subject to Sections 6.02, 6.07 and Section 9.02 hereof, the Holders of a majority in aggregate principal amount of the outstanding Notes (voting as a single class), by notice to the Trustee, may, on behalf of the Holders of all of the Notes, waive an existing Default or Event of Default with respect to the Notes and its consequences, except a Default or Event of Default in the payment of principal of, premium or interest, if any, on any Notes as specified in clause (1) or (2) of Section 6.01(a) hereof.  Upon any such waiver, such Default shall cease to exist, and any Event of Default with respect to the Notes arising therefrom shall be deemed to have been cured for every purpose of this Supplemental Indenture and the Company, Trustee and Holders restored to their former position and rights hereunder; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

Section 6.05.                          Control by Majority.

Subject to Sections 7.01 and 7.02(f), the Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes by this Supplemental Indenture.  However, the Trustee may refuse to follow any direction that conflicts with law or this Supplemental Indenture, that the Trustee determines may be unduly prejudicial to the rights of Holders not joining in the giving of such direction or that may involve the Trustee in personal liability.  The Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

Section 6.06.                          Limitation on Suits.

Except to enforce the right to receive payment of principal, premium, if any, or interest, if any, when due, no Holder of any Note may pursue any remedy with respect to this Supplemental Indenture with respect to the Notes unless:

(1)                                 such Holder has previously given the Trustee notice that an Event of Default is continuing;

(2)                                 the Holders of at least 25% in aggregate principal amount of the then outstanding Notes have requested the Trustee to pursue the remedy;

(3)                                 such Holders have offered the Trustee security or indemnity satisfactory to it against any loss, liability or expense;

(4)                                 the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

(5)                                 the Holders of a majority in aggregate principal amount of the then outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

A Holder may not use this Supplemental Indenture to prejudice the rights of another Holder or to obtain a preference or priority over such other Holder.

Section 6.07.                          Rights of Holders of Notes to Receive Payment.

Notwithstanding any other provision of this Supplemental Indenture, the right of any Holder of a Note to receive payment of principal, premium, if any, and interest on such Note, on or after the respective due dates expressed in such Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08.                          Collection Suit by Trustee.

If an Event of Default specified in Section 6.01(a)(1) or (2) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as Trustee of an express trust against the Company for the whole amount of principal of, premium, if any, and interest remaining unpaid on, the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09.                         Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof.  To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise.  Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.  The Trustee may, on behalf of the Holders, vote for the election of a trustee in bankruptcy or similar official and be a member of a creditors’ or other similar committee.

Section 6.10.                          Application of Proceeds.

If the Trustee collects any money or property pursuant to this Article 6, or after an Event of Default any moneys or properties distributable in respect of the Company’s or any Guarantor’s obligations under this Supplemental Indenture, it shall pay out the money or property in the following order:

First:                  to the Trustee, its agents and attorneys and any predecessor Trustee for amounts due under Section 7.07 hereof, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

Second:    to Holders for amounts due and unpaid on such Notes for principal, premium, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively; and

Third:              to the Company or to such party as a court of competent jurisdiction shall direct.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

Section 6.11.                          Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Supplemental Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then, and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored to their former positions hereunder and thereafter all rights and remedies of the Company, Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 6.12.                          Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Supplemental Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require any party litigant in such suit to file an undertaking to pay the costs of the suit, and the court may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section 6.12 does not apply to a suit by a Holder pursuant to Section 6.07 hereof, a suit instituted by the Trustee or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

Section 6.13.                          Rights and Remedies Cumulative.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or wrongfully taken Notes in Section 2.08 hereof, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 6.14.                          Delay or Omission not Waiver.

No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein.  Subject to Section 6.06 hereof, every right and remedy given by this Article 6 or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

ARTICLE 7
TRUSTEE

Section 7.01.                          Duties of Trustee.

(a)                                 If an Event of Default has occurred and is continuing, the Trustee will exercise such of the rights and powers vested in it by this Supplemental Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)                                 Except during the continuance of an Event of Default:

(1)                                 the duties of the Trustee will be determined solely by the express provisions of this Supplemental Indenture and the Trustee need perform only those duties that are specifically set forth in this Supplemental Indenture and no others, and no implied covenants or obligations shall be read into this Supplemental Indenture against the Trustee; and

(2)                                 in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Supplemental Indenture (but need not confirm or investigate the accuracy of any mathematical calculations or other facts stated therein).  However, the Trustee will examine the certificates and opinions to determine whether or not they conform to the requirements of this Supplemental Indenture.

(c)                                  The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1)                                 this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

(2)                                 the Trustee will not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3)                                 the Trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

(d)                                 Whether or not therein expressly so provided, every provision of this Supplemental Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), and (c) of this Section 7.01.

(e)                                  No provision of this Supplemental Indenture will require the Trustee to expend or risk its own funds or incur any liability.  The Trustee will be under no obligation to exercise any of its rights and powers under this Supplemental Indenture at the request of any Holders, unless such Holder has offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.  The Trustee shall not be required to give any bond or surety in respect of the performance of its powers or duties hereunder. The permissive right of the Trustee to do things enumerated in this Supplemental Indenture shall not be construed as a duty of the Trustee.

(f)                                   The Trustee will not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.  Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02.                          Rights of Trustee.

(a)                                 The Trustee may conclusively rely upon any document (whether in original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper Person.  The Trustee need not investigate any fact or matter stated in the document.

(b)                                 Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both.  The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on any Officers’ Certificate, Opinion of Counsel, resolution of the Board of Directors, or other request, notice or direction delivered to it pursuant to the terms of this Supplemental Indenture.  The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c)                                  The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any agent appointed with due care.

(d)                                 The Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Supplemental Indenture.

(e)                                  Unless otherwise specifically provided in this Supplemental Indenture, any demand, request, direction or notice from the Company will be sufficient if signed by an Officer of the Company.

(f)                                   The Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Supplemental Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee an indemnity or security satisfactory to it against the losses, liabilities and expenses that might be incurred by it in compliance with such request or direction.

(g)                                  Subject to Section 7.01 hereof, the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder and each Agent and Custodian.

(h)                                 Subject to Section 7.01 hereof, the Trustee shall not be deemed to have knowledge or notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless the Company or Holders of not less than 25% in aggregate principal amount of the Notes then outstanding notify the Trustee thereof by written notice of such event sent to the Trustee in accordance with Section 12.02, and such notice references the Notes and this Supplemental Indenture.

(i)                                     Subject to Section 7.01(a) hereof, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of Indebtedness or other paper or document, but the Trustee, may, but shall not be required to, make further inquiry or investigation into such facts or matters as it may see fit.

(j)                                    In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

(k)                                 The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

(l)                                     The Trustee may request that the Company and any Guarantor deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to furnish the Trustee with Officers’ Certificates, directions, requests, and any other matters or directions pursuant to this Supplemental Indenture.

(m)                             In no event shall the Trustee be responsible or liable for any special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit), irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

Section 7.03.                          Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee.  However, in the event that the Trustee acquires any conflicting interest (as defined in the TIA) it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as Trustee or resign as provided in the TIA.  Any Agent may do the same with like rights and duties.  The Trustee is also subject to Sections 7.10 and 7.11 hereof.

Section 7.04.                          Trustee’s Disclaimer.

The Trustee will not be responsible for and makes no representation as to the validity or adequacy of this Supplemental Indenture or the Notes or the Note Guarantees, it shall not be accountable for the Company’s use of the proceeds from the Notes or any money paid to the Company or upon the Company’s direction under any provision of this Supplemental Indenture, it will not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it will not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Supplemental Indenture other than its certificate of authentication.

Section 7.05.                          Notice of Defaults.

If a Default or Event of Default occurs and is continuing and if it is known to a Responsible Officer of the Trustee, the Trustee will mail to Holders a notice of the Default or Event of Default within 90 days after it occurs or, if discovered after 90 days, promptly thereafter.  Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on, any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders.

Section 7.06.                          Reports by Trustee to Holders.

(a)                                 Within 60 days after each January 15 beginning with January 15, 2014, and for so long as Notes remain outstanding, the Trustee will mail to the Holders a brief report dated as of such reporting date that complies with TIA § 313(a) (but if no event described in TIA § 313(a) has occurred within the 12 months preceding the reporting date, no report need be transmitted).  The Trustee also will comply with TIA § 313(b)(2).  The Trustee will also transmit by mail all reports as required by TIA § 313(c).

(b)                                 A copy of each report at the time of its mailing to the Holders will be mailed by the Trustee to the Company and filed by the Trustee with the SEC and each stock exchange on which the Notes are listed in accordance with TIA § 313(d).  The Company will promptly notify the Trustee when the Notes are listed on any stock exchange.

Section 7.07.                          Compensation and Indemnity.

(a)                                 The Company will pay to the Trustee from time to time reasonable compensation for its acceptance of this Supplemental Indenture and services hereunder.  The Trustee’s compensation will not be limited by any law on compensation of a trustee of an express trust.  The Company will reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services.  All amounts set forth in the separate fee letter entered into prior to the date hereof are deemed reasonable.  Such expenses will include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

(b)                                 The Company and the Guarantors will, jointly and severally, indemnify the Trustee against any and all losses, damages, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Supplemental Indenture, including the costs and expenses of enforcing this Supplemental Indenture against the Company and the Guarantors (including this Section 7.07) and defending itself against any claim (whether asserted by the Company, the Guarantors, any Holder or any other Person) or liability in connection with the exercise or performance of any of its rights, powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith.  The Trustee will notify the Company promptly of any claim for which it may seek indemnity.  Failure by the Trustee to so notify the Company will not relieve the Company or any of the Guarantors of their obligations hereunder.  The Company or such Guarantor will defend the claim and the Trustee will cooperate in the defense.  The Trustee may have separate counsel and the Company will pay the reasonable fees and expenses of such counsel.  Neither the Company nor any Guarantor need pay for any settlement made without its consent, which consent will not be unreasonably withheld.

(c)                                  The obligations of the Company and the Guarantors under this Section 7.07 will survive the satisfaction and discharge of this Supplemental Indenture and the earlier resignation or removal of the Trustee.

(d)                                 To secure the Company’s and the Guarantors’ payment obligations in this Section 7.07, the Trustee will have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes.  Such Lien will survive the satisfaction and discharge of this Supplemental Indenture.

(e)                                  When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(a)(6) or (7) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

(f)                                   The Trustee will comply with the provisions of TIA § 313(b)(2) to the extent applicable.

Section 7.08.                          Replacement of Trustee.

(a)                                 A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.

(b)                                 The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company.  The Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing.  The Company may remove the Trustee if:

(1)                                 the Trustee fails to comply with Section 7.10 hereof;

(2)                                 the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(3)                                 a custodian or public officer takes charge of the Trustee or its property; or

(4)                                 the Trustee becomes incapable of acting.

(c)                                  If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company will promptly appoint a successor Trustee.  Within one year after the successor

Trustee takes office, the Holders of a majority in aggregate principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

(d)                                 If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of at least 10% in aggregate principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(e)                                  If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(f)                                   A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the Company.  Thereupon, the resignation or removal of the retiring Trustee will become effective, and the successor Trustee will have all the rights, powers and duties of the Trustee under this Supplemental Indenture.  The successor Trustee will mail a notice of its succession to Holders.  The retiring Trustee will promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof.  Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company’s obligations under Section 7.07 hereof will continue for the benefit of the retiring Trustee.

Section 7.09.                          Successor Trustee by Merger, etc.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act will be the successor Trustee.

Section 7.10.                          Eligibility; Disqualification.

There will at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100.0 million as set forth in its most recent published annual report of condition.

This Supplemental Indenture will always have a Trustee who satisfies the requirements of TIA § 310(a)(1), (2) and (5).  The Trustee is subject to TIA § 310(b).  There shall be excluded from the operation of TIA § 310(b)(i) any series of Securities (as defined in the Base Indenture) under the Base Indenture and the Notes under this Supplemental Indenture or any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company or any of the Guarantors are outstanding if the requirements for such exclusion set forth in TIA § 310(b)(i) are met.

Section 7.11.                          Preferential Collection of Claims Against Company.

The Trustee is subject to TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b).  A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated therein.

ARTICLE 8
LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01.                          Option to Effect Legal Defeasance or Covenant Defeasance.

The Company may at any time elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes and the Note Guarantees upon compliance with the conditions set forth below in this Article 8.

Section 8.02.                          Legal Defeasance and Discharge.

Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Notes (including the Note Guarantees) on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”).  For this purpose, Legal Defeasance means that the Company and the Guarantors will be deemed to have paid and discharged the entire Indebtedness represented by such outstanding Notes (including the Note Guarantees), which will thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 hereof and the other Sections of this Supplemental Indenture referred to in clauses (1) and (2) below, and to have satisfied all their other obligations under such Notes, the Note Guarantees and this Supplemental Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which will survive until otherwise terminated or discharged hereunder:

(1)                                 the rights of Holders of outstanding Notes to receive payments in respect of the principal of, or interest or premium, if any, on, such Notes when such payments are due from the trust referred to in Section 8.04 hereof;

(2)                                 the Company’s obligations with respect to the Notes under Sections 2.03, 2.04, 2.05, 2.06, 2.08, 2.09, 2.10, 2.11 and 4.02 hereof;

(3)                                 the rights, powers, trusts, duties and immunities of the Trustee hereunder and the obligations of the Company and each of the Guarantors in connection therewith; and

(4)                                 this Article 8.

Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

Section 8.03.                          Covenant Defeasance.

Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from its obligations under the covenants contained in Sections 4.03, 4.08, 4.09, 4.10, 4.11, 4.12 and Article 5 hereof with respect to the outstanding Notes on the date the conditions set forth in Section 8.04 hereof are satisfied (hereinafter, “Covenant Defeasance”), and such Notes will thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes will not be deemed outstanding for accounting purposes).  For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes and Note Guarantees, the Company and the Guarantors may omit to comply with and will have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply will not constitute a Default or an Event of Default under Section 6.01(a) hereof, but, except as specified above, the remainder of this Supplemental Indenture and such Notes and Note Guarantees will be unaffected thereby.  In addition, upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(a)(3), (4) and (5) hereof will not constitute Events of Default.

Section 8.04.                          Conditions to Legal or Covenant Defeasance.

In order to exercise either Legal Defeasance or Covenant Defeasance under either Section 8.02 or 8.03 hereof:

(1)                                 the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in U.S. dollars, Government Securities, or a combination of cash in U.S. dollars and Government Securities, in amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of, or interest and premium, if any, on, the outstanding Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to such stated date for payment or to a particular redemption date;

(2)                                 in the case of Legal Defeasance, the Company must deliver to the Trustee an opinion of counsel reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the Issue Date, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the Holders and beneficial owners of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)                                 in the case of Covenant Defeasance, the Company must deliver to the Trustee an opinion of counsel reasonably acceptable to the Trustee confirming that the Holders and beneficial owners of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)                                 no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit);

(5)                                 such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Supplemental Indenture) to which CF Holdings or any of its Subsidiaries is a party or by which CF Holdings or any of its Subsidiaries is bound;

(6)                                 the Company must deliver to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding any creditors of the Company or others; and

(7)                                 the Company must deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Section 8.05.                          Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 8.06 hereof, all money and Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 hereof in respect of any Notes to be defeased will be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Supplemental Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of such Notes.

Notwithstanding anything in this Article 8 to the contrary, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(1) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06.                          Repayment to Company.

Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on, any Note and remaining unclaimed for two years after such principal, premium, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) will be discharged from such trust; and the Holder of such Note will thereafter be permitted to look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, will thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which will not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

Section 8.07.                          Reinstatement.

If the Trustee or Paying Agent is unable to apply any cash in U.S. dollars or Government Securities in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s and the Guarantors’ obligations under this Supplemental Indenture, the Notes and the Note Guarantees affected thereby will be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest on, any Note following the reinstatement of its obligations, the Company will be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE 9
AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01.                          Amendments Without Consent of Holders.

Notwithstanding Section 9.02 of this Supplemental Indenture, the Company, the Guarantors and the Trustee may amend or supplement this Supplemental Indenture, the Notes or the Note Guarantees without the consent of any Holder of any Note:

(1)                                 to cure any ambiguity, defect or inconsistency;

(2)                                 to provide for uncertificated Notes in addition to or in place of certificated Notes;

(3)                                 to provide for the assumption of the Company’s or a Guarantor’s obligations to Holders and Note Guarantees in the case of a merger or consolidation or sale of all or substantially all of the Company’s or such Guarantor’s assets, as applicable;

(4)                                 to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under the Indenture of any Holder;

(5)                                 to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA;

(6)                                 to conform the text of the Indenture, the Note Guarantees or the Notes to any provision of the “Description of the Notes” section of the Company’s prospectus supplement, dated May 20, 2013, relating to the offering of the Initial Notes, to the extent that such provision was intended to be a verbatim recitation of a provision of the Indenture, the Note Guarantees or the Notes;

(7)                                 to provide for the issuance of Additional Notes in accordance with the limitations set forth in this Supplemental Indenture as of the Issue Date;

(8)                                 to establish the forms or terms of debt securities of any series;

(9)                                 to evidence and provide for the acceptance of appointment by a successor trustee; or

(10)                          to allow any Guarantor to execute a supplemental indenture (including without limitation to evidence its Note Guarantee) and/or a Note Guarantee with respect to the Notes.

Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee will join with the Company and the Guarantors in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Supplemental Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee will not be obligated to enter into such amended or supplemental indenture that adversely affects its own rights, duties or immunities under this Supplemental Indenture or otherwise.

Section 9.02.                          With Consent of Holders.

Except as provided in this Section 9.02, the Notes or the Note Guarantees may be amended with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, Additional Notes, if any) voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of such Notes), the Indenture may be amended or supplemented (with respect to the Notes) with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, Additional Notes, if any) voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, such Notes), and any existing Default or Event of Default or compliance with any provision of the Indenture, the Notes or the Note Guarantees may be waived with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, Additional Notes, if any) voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of such Notes).  Section 2.09 hereof shall determine which Notes are to be considered “outstanding” for purposes of this Section 9.02.

Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee will join with the Company and the Guarantors in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly adversely affects the Trustee’s own rights, duties or immunities under this Supplemental Indenture or otherwise, in which case the Trustee may in its discretion, but will not be obligated to, enter into such amended or supplemental indenture.  It is not necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it is sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company will mail to the Holders a notice briefly describing the amendment, supplement or waiver.  Any failure of the Company to mail such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver.  Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding voting as a single class may waive compliance in a particular instance by the Company with any provision of the Indenture or such Notes or Note Guarantees.  However, without the consent of each Holder affected, an amendment, supplement or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

(1)                                 reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(2)                                 reduce the principal of or change the fixed maturity of any Note, alter the provisions with respect to the redemption of the Notes or waive any redemption payment with respect to any Note;

(3)                                 reduce the rate of or change the time for payment of interest, including default interest, on any Note;

(4)                                 waive a Default or Event of Default in the payment of principal of, or interest or premium, if any, on, the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration);

(5)                                 make any Note payable in money other than that stated in the Notes;

(6)                                 make any change in the provisions of this Supplemental Indenture relating to waivers of past Defaults or the rights of Holders to receive payments of principal of, or interest or premium, if any, on, the Notes;

(7)                                 release any Guarantor that is a Significant Subsidiary of CF Holdings from any of its obligations under its Note Guarantee or the Indenture, except in accordance with the terms of the Indenture; or

(8)                                 make any change in the preceding amendment and waiver provisions described in this Section 9.02.

Section 9.03.                          Compliance with Trust Indenture Act.

Every amendment or supplement to this Supplemental Indenture or the Notes will be set forth in a amended or supplemental indenture that complies with the TIA as then in effect.

Section 9.04.                          Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective with respect to any Note, a consent to it by a Holder of such Note is a continuing consent by the Holder of such Note and every subsequent Holder of such Note or portion of such Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any such Note.  However, any such Holder or subsequent Holder of such Note may revoke the consent as to such Note if the Trustee receives written notice of revocation before the date the amendment, supplement or waiver becomes effective.  An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

Section 9.05.                          Notation on or Exchange of Notes.

The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated.  The Company in exchange for the affected Note may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate a new Note that reflects the amendment, supplement or waiver.

Failure to make the appropriate notation or issue new Note will not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06.                          Trustee to Sign Amendments, etc.

The Trustee shall sign any amended or supplemental indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee.  In executing any amended or supplemental indenture, the Trustee will be entitled to receive and (subject to Section 7.01 hereof) shall be fully protected in relying upon, in addition to the documents required by Section 12.04 hereof, an Officers’ Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Supplemental Indenture, and an Opinion of Counsel stating, as and if applicable, that that it will constitute the valid and binding obligation of the Company and the Guarantors party thereto, enforceable against the Company and such Guarantors in accordance with its terms, subject to customary exceptions.

ARTICLE 10
NOTE GUARANTEES

Section 10.01.                   Guarantee.

(a)                                 Subject to this Article 10, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Supplemental Indenture, the Notes or the obligations of the Company hereunder or thereunder, that:

(1)                                 the principal of, premium, if any, and interest on, the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

(2)                                 in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors will be jointly and severally obligated to pay the same immediately.  Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

(b)                                 Subject to this Article 10, the Guarantors hereby agree that their obligations hereunder are unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Supplemental Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.  Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant that this Note Guarantee will not be discharged except by complete performance of the obligations contained in the Notes and this Supplemental Indenture.

(c)                                  If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, will be reinstated in full force and effect.

(d)                                 Each Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.  Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) will forthwith become due and payable by the Guarantors for the purpose of this Note Guarantee.  The Guarantors will have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Note Guarantee.

Section 10.02.                   Limitation on Guarantor Liability.

Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Note Guarantee.  To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 10, result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent transfer or conveyance.

Section 10.03.                   Execution and Delivery of Note Guarantee.

To evidence its Note Guarantee set forth in Section 10.01 hereof, each Guarantor hereby agrees that its execution and delivery of this Supplemental Indenture or, if applicable, any supplemental indenture pursuant to Section 4.12 hereof and this Section 10.03 shall evidence its Note Guarantee set forth in Section 10.01 hereof without the need for notation on the Notes.

If, after the date of this Supplemental Indenture, any Subsidiary of CF Holdings other than the Company becomes a borrower under the Credit Agreement or directly or indirectly guarantees any Indebtedness under the Credit Agreement, if required by Section 4.12 hereof, the Company will cause such Subsidiary to comply with the provisions of Section 4.12 hereof and this Article 10, to the extent applicable.

Section 10.04.                   Guarantors May Consolidate, etc., on Certain Terms.

No Subsidiary Guarantor may sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Subsidiary Guarantor is the surviving Person) another Person, other than the Company or another Guarantor, unless immediately after giving effect to such transaction, no Default or Event of Default exists.

In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Note Guarantee and the due and punctual performance of all of the covenants and conditions of this Supplemental Indenture to be performed by the Guarantor, such successor Person will succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor.  All the Note Guarantees so issued will in all respects have the same legal rank and benefit under this Supplemental Indenture as the Note Guarantees theretofore and thereafter evidenced in accordance with the terms of this Supplemental Indenture as though all of such Note Guarantees had been issued at the date of the execution hereof.

Except as set forth in Articles 4 and 5 hereof, and notwithstanding the first paragraph of this Section 10.04, nothing contained in this Supplemental Indenture or in any of the Notes will prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor, or will prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.

Section 10.05.                   Releases.

Each Subsidiary Guarantor shall be automatically released and relieved of any obligations under its Note Guarantee:

(1)                                 upon the release, discharge or termination of such Subsidiary Guarantor’s Guarantee of the Credit Agreement; or

(2)                                 upon the later to occur of (a) the discharge, termination or release of, or the release of such Subsidiary Guarantor from its obligations under, such Subsidiary Guarantor’s Guarantee of the Company’s 6.875% Senior Notes due 2018 (the “Senior Notes due 2018”), including, without limitation, any such discharge, termination or release as a result of retirement, discharge or legal or covenant defeasance of, or satisfaction and discharge of the supplemental indenture governing, the Senior Notes due 2018, and (b) the discharge, termination or release of, or the release of such Subsidiary Guarantor from its obligations under, such Subsidiary Guarantor’s Guarantee of the Company’s 7.125% Senior Notes due 2020 (the “Senior Notes due 2020”), including, without limitation, any such discharge, termination or release as a result of retirement, discharge or legal or covenant defeasance of, or satisfaction and discharge of the supplemental indenture governing, the Senior Notes due 2020; or

(3)                                 upon Legal Defeasance in accordance with Article 8 hereof or satisfaction and discharge of this Supplemental Indenture in accordance with Article 11 hereof.

CF Holdings shall be automatically released and relieved of any obligations under its Note Guarantee upon Legal Defeasance in accordance with Article 8 hereof or satisfaction and discharge of this Supplemental Indenture in accordance with Article 11 hereof.

Any Guarantor not released from its obligations under its Note Guarantee as provided in this Section 10.05 will remain liable for the full amount of principal of and interest and premium, if any, on the Notes and for the other obligations of any Guarantor under this Supplemental Indenture as provided in this Article 10.

The Company shall notify the Trustee of any Note Guarantee of a Subsidiary Guarantor that is released.  The Trustee shall execute and deliver an appropriate instrument confirming the release of any such Subsidiary Guarantor upon the Company’s request and upon being provided an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent under this Supplemental Indenture to the execution and delivery of such instrument have been complied with as provided herein.

Section 10.06.                   Limitation of Requirement for Guarantees by Subsidiary Guarantors.

Notwithstanding anything to the contrary, the first sentence of Section 4.12 hereof shall no longer apply and shall have no further force and effect upon the earlier to occur of (a) the retirement, discharge or legal or covenant defeasance of, or satisfaction and discharge of the supplemental indenture governing, the Senior Notes due 2018 or the Subsidiaries of CF Holdings other than the Company otherwise becoming no longer subject to such a requirement to guarantee the Senior Notes due 2018 and (b) the retirement, discharge or legal or covenant defeasance of, or satisfaction and discharge of the supplemental indenture governing, the Senior Notes due 2020 or the Subsidiaries of CF Holdings other than the Company otherwise becoming no longer subject to such a requirement to guarantee the Senior Notes due 2020.

ARTICLE 11
SATISFACTION AND DISCHARGE

Section 11.01.      Satisfaction and Discharge.

This Supplemental Indenture will be discharged and will cease to be of further effect as to the Notes (this being referred to herein as “satisfaction and discharge of this Supplemental Indenture”), when:

(a)           either:

(1)           all Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company, have been delivered to the Trustee for cancellation; or

(2)           all Notes that have not been delivered to the Trustee for cancellation (A) have become due and payable, (B) will become due and payable at their Stated Maturity within one year or (C) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption and, in the case of the provisions described in (A), (B) or (C), as applicable, of this clause (2), the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, Government Securities, or a combination of cash in U.S. dollars and Government Securities, in amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;

(b)           no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit), and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;

(c)           the Company or any Guarantor has paid or caused to be paid all sums payable by it under this Supplemental Indenture with respect to the Notes; and

(d)           the Company has delivered irrevocable instructions to the Trustee under this Supplemental Indenture with respect to the Notes to apply the deposited money toward the payment of the Notes at maturity or on the applicable redemption date, as the case may be.

In addition, the Company must deliver an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent relating to satisfaction and discharge of this Supplemental Indenture have been complied with.

Upon the satisfaction and discharge of this Supplemental Indenture, the Base Indenture shall be deemed to be automatically discharged and shall be deemed to have ceased to be of further effect as to the Notes to the same extent as the Supplemental Indenture.  Notwithstanding the satisfaction and discharge of this Supplemental Indenture, if money has been deposited with the Trustee pursuant to subclause (2) of clause (a) of this Section 11.01, the provisions of this Section 11.01 and of Sections 11.02 and 8.06 hereof will survive.  In addition, nothing in this Section 11.01 will be deemed to discharge those provisions of Section 7.07 hereof, that, by their terms, survive the satisfaction and discharge of this Supplemental Indenture.

Section 11.02.      Application of Trust Money.

Subject to the provisions of Section 8.06 hereof, all money deposited with the Trustee pursuant to Section 11.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Supplemental Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for the payment of which such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 11.01 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s and any Guarantor’s obligations under this Supplemental Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 11.01 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money or Government Securities in accordance with Section 11.01 hereof; provided that if the Company has made any payment of principal of, premium, if any, or interest on, any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

ARTICLE 12
MISCELLANEOUS

Section 12.01.                   Trust Indenture Act of 1939.

This Supplemental Indenture shall incorporate and be governed by the provisions of the TIA that are required to be part of and to govern indentures qualified under the TIA.

Section 12.02.                   Notices.

Any notice or communication to the Company, any Guarantor or the Trustee shall be sufficiently given if written and (a) delivered in person or (b) mailed by first class mail (certified or registered, return receipt requested) or (c) sent by facsimile transmission or (d) sent by overnight air courier guaranteeing next-day delivery, in each case addressed as follows:

if to the Company and/or any Guarantor:

CF Industries, Inc.

4 Parkway North, Suite 400

Deerfield, Illinois 60015

Attention: CFO and General Counsel

Facsimile No.: (847) 405-2711

with a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP
155 North Wacker Drive

Chicago, Illinois 60606-1720

Attention: Richard C. Witzel, Jr.

Facsimile No.: (312) 407-0411

if to the Trustee:

Wells Fargo Bank, National Association

230 West Monroe Street, Suite 2900

Chicago, Illinois 60606

Attention: Corporate Trust Services

Facsimile No.: (312) 726-2158

The Company, any Guarantor or the Trustee, by notice to the others, may designate additional or different addresses and/or facsimile numbers for subsequent notices or communications.

All notices and communications (other than those sent to Holders) will be deemed to have been duly given: at the time delivered by hand, if personally delivered; three Business Days after being deposited in the mail, postage prepaid, if mailed by first class mail (certified or registered, return receipt requested); upon acknowledgment of receipt, if transmitted by facsimile; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next-day delivery.

Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or sent by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar or, with respect to Global Notes, to the extent permitted or required by applicable DTC procedures or regulations, sent electronically.  Any notice or communication will also be so mailed or sent to any Person described in TIA § 313(c), to the extent required by the TIA.  Failure to deliver, mail, transmit or send a notice or communication to a Holder or any defect in it will not affect its sufficiency with respect to other Holders.

If a notice or communication is delivered, mailed, transmitted or sent in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If the Company mails or sends a notice or communication to Holders, it will mail or send a copy to the Trustee and each Agent at the same time.

Where this Supplemental Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance on such waiver.

In case it shall be impracticable to give notice in the manner provided above, including by reason of a suspension of regular mail service, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

Section 12.03.                   Communications by Holders with Other Holders.

Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under this Supplemental Indenture or the Notes.  The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

Section 12.04.                   Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Company to the Trustee to take any action under this Supplemental Indenture, the Company shall furnish to the Trustee:

(1)           an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 12.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Supplemental Indenture relating to the proposed action have been satisfied; and

(2)           an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 12.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 12.05.                   Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Supplemental Indenture (other than the certificate required by Section 4.04(a)) shall include:

(1)           a statement that each person signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(2)           a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in such certificate or opinion is based;

(3)           a statement that, in the opinion of each such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4)           a statement as to whether or not, in the opinion of each such person, such condition or covenant has been complied with.

Section 12.06.                  Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders.  The Registrar or Paying Agent may make reasonable rule and set reasonable requirements for its functions.

Section 12.07.      No Personal Liability of Directors, Officers, Employees and Shareholders.

No director, officer, employee, incorporator or stockholder of CF Holdings, and no director, officer, employee, incorporator, member or stockholder of any Subsidiary of CF Holdings, as such, will have any liability for any obligations of the Company or any Guarantor under the Notes, any Note Guarantee or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation.  Each Holder of the Notes by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.  Such waiver and release may not be effective to waive liabilities under the U.S. federal securities laws.

Section 12.08.      Governing Law; Jury Trial Waiver.

THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE, THE NOTES AND THE NOTE GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

EACH PARTY HERETO, AND EACH HOLDER OF A NOTE BY ACCEPTANCE THEREOF, HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS SUPPLEMENTAL INDENTURE.

Section 12.09.      No Adverse Interpretation of Other Agreements.

This Supplemental Indenture may not be used to interpret any other indenture, loan or debt agreement of CF Holdings, the Company or its Subsidiaries or of any other Person.  Any such indenture, loan or debt agreement may not be used to interpret this Supplemental Indenture.

Section 12.10.      Successors.

All agreements of the Company in this Supplemental Indenture and the Notes will bind its successors.  All agreements of the Trustee in this Supplemental Indenture will bind its successors.  All agreements of each Guarantor in this Supplemental Indenture will bind its successors, except as otherwise provided in Section 10.05 hereof.

Section 12.11.      Severability.

In case any provision in this Supplemental Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby, and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

Section 12.12.      Counterpart Originals.

The parties may sign any number of copies of this Supplemental Indenture.  Each signed copy will be an original, but all of them together represent the same agreement.  The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 12.13.      Table of Contents, Headings, etc.

The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Supplemental Indenture and will in no way modify or restrict any of the terms or provisions of the Indenture.

Section 12.14.      Legal Holidays.

If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period on any amount that would otherwise have been payable on such payment date if it were not a Legal Holiday. If a regular record date is a Legal Holiday, the record date shall not be affected.

Section 12.15.                   USA PATRIOT ACT

The Company and Guarantors acknowledge that, in accordance with Section 326 of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001 (the “USA PATRIOT ACT”), the Trustee, like all other financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the USA PATRIOT ACT.

[Remainder of page intentionally left blank.]

SIGNATURES

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first written above.

CF INDUSTRIES, INC.

By:	/s/ Shawn C. Munsell
Name:	Shawn C. Munsell
Title:	Corporate Treasurer and Assistant Secretary

CF INDUSTRIES HOLDINGS, INC.

By:	/s/ Shawn C. Munsell
Name:	Shawn C. Munsell
Title:	Corporate Treasurer and Assistant Secretary

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Gregory S. Clarke
Name:	Gregory S. Clarke
Title:	Vice President

EXHIBIT A

FORM OF NOTE

[Face of Note]

CUSIP/CINS No.
ISIN

3.450% Senior Notes due 2023

No.	$

CF INDUSTRIES, INC.

promises to pay to                 , or registered assigns,

the principal sum of                                                                  DOLLARS (or, in the event of adjustment in accordance with the within-mentioned Supplemental Indenture, such other amount as may be stated from time to time on the “Schedule of Exchanges of Interests in the Global Note” attached hereto) on June 1,  2023.

Interest Payment Dates:  June 1 and December 1

Record Dates:  May 15 and November 15

Dated:                                , 20

CF INDUSTRIES, INC.

By:
Name:
Title:

2

This is one of the Notes referred to
in the within-mentioned Supplemental Indenture:

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Trustee

By:	Dated:
Authorized Signatory

3

[Back of Note]

3.450% Senior Notes due 2023

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Supplemental Indenture.]

Capitalized terms used herein have the meanings assigned to them in the Supplemental Indenture referred to below unless otherwise indicated.

(1)           INTEREST. CF Industries, Inc., a corporation organized under the laws of Delaware (the “Company”), promises to pay interest on the principal amount of this Note at 3.450% per annum from                                   , 2013.  The Company will pay interest, if any, semi-annually in arrears on June 1 and December 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”).  Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further that the first Interest Payment Date shall be                                   , 20    .  The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the rate equal to the then applicable interest rate on the Notes to the extent lawful; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest, if any (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful.  Interest will be computed on the basis of a 360-day year of twelve 30-day months.

(2)           METHOD OF PAYMENT.  The Company will pay interest on the Notes (except defaulted interest), to the Persons who are registered Holders of Notes at the close of business on the May 15 or November 15 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.13 of the Supplemental Indenture with respect to defaulted interest.  The Notes will be payable as to principal, premium, if any, and interest at the office or agency of the Company maintained for such purpose or, at the option of the Company, payment of interest, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest and premium on, all Global Notes and all other Notes the Holders of which will have provided wire transfer instructions to the Company or the Paying Agent.  Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.  If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period on any amount that would otherwise have been payable on such payment date if it were not a Legal Holiday.  If a regular record date is a Legal Holiday, the record date shall not be affected.

(3)           PAYING AGENT AND REGISTRAR.  Initially, Wells Fargo Bank, National Association, the Trustee, will act as Paying Agent and Registrar.  The Company may change any Paying Agent or Registrar without notice to any Holder.  The Company or any of its Subsidiaries may act in any such capacity.

4

(4)           INDENTURE.  The Company issued the Notes under an indenture, dated as of May 23, 2013 (the “Base Indenture”), among the Company, CF Holdings and the Trustee, as supplemented by the First Supplemental Indenture, dated as of May 23, 2013 (the “Supplemental Indenture” and, together with the Base Indenture as so supplemented, the “Indenture”), among the Company, the Guarantors listed on the signature pages thereto and the Trustee. The terms of the Notes include those stated in the Supplemental Indenture and those made part of the Supplemental Indenture by reference to the TIA.  The Notes are subject to all such terms, and Holders are referred to the Supplemental Indenture and the TIA for a statement of such terms.  To the extent any provision of this Note conflicts with the express provisions of the Base Indenture, the provisions of this Note shall govern and be controlling, and to the extent any provision of this Note conflicts with the express provisions of the Supplemental Indenture, the provisions of the Supplemental Indenture shall govern and be controlling.  The Indenture does not limit the aggregate principal amount of Notes that may be issued thereunder.

(5)           OPTIONAL REDEMPTION. The Company may redeem the Notes, in whole at any time or in part from time to time, at its option, at a redemption price equal to the greater of:

(a)                                 100% of the principal amount of the Notes to be redeemed; and

(b)           as determined by the Quotation Agent, the sum of the present values of the remaining scheduled payments of principal and interest on the Notes being redeemed (excluding any portion of such payments of interest accrued as of the date of redemption), discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate, plus 25 basis points;

plus, in each case, accrued and unpaid interest, if any, thereon to, but not including, the redemption date.  Notwithstanding the foregoing, installments of interest on Notes that are due and payable on interest payment dates falling on or prior to a redemption date will be payable on the interest payment date to the Holders as of the close of business on the relevant record date.

MANDATORY REDEMPTION.  The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

(6)           OFFER TO REPURCHASE UPON CHANGE OF CONTROL REPURCHASE EVENT.  If a Change of Control Repurchase Event occurs, unless the Company has exercised its right to redeem the Notes pursuant to Section 3.07 of the Supplemental Indenture, the Company will make an offer (a “Change of Control Offer”) to each Holder to repurchase all or any part (equal to $2,000 or integral multiples of $1,000 in excess of $2,000) of that Holder’s Notes  at a purchase price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, on the Notes repurchased to, but not including, the date of repurchase.  Notwithstanding the foregoing, installments of interest on Notes that are due and payable on interest payment dates falling on or prior to a Change of Control Payment Date will be payable on the interest payment date to the Holders as of the close of business on the relevant record date.  Within 30 days following any Change of Control Repurchase Event, the Company shall mail (or with respect to Global Notes, to the extent permitted or required by applicable DTC procedures or regulations, send electronically) a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Supplemental Indenture.

(7)           NOTICE OF REDEMPTION.  Notice of redemption will be mailed (or with respect to Global Notes, to the extent permitted or required by applicable DTC procedures or regulations,

5

sent electronically) at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction or discharge of the Supplemental Indenture.  Subject to the Company’s compliance with the first paragraph of Section 3.05 of the Supplemental Indenture, interest on the Notes or the portions of Notes called for redemption ceases to accrue on and after the redemption date.

(8)           PERSONS DEEMED OWNERS.  The registered Holder of a Note may be treated as its owner for all purposes.

(9)           AMENDMENT, SUPPLEMENT AND WAIVER.  Subject to certain exceptions, the Notes or the Note Guarantees may be amended with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including, without limitation,  Additional Notes, if any) voting as a single class, including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of such Notes, the Indenture may be amended or supplemented (with respect to the Notes) with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes, (including, without limitation, Additional Notes, if any) voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, such Notes), and any existing Default or Event of Default or compliance with any provision of the Indenture, the Notes or the Note Guarantees may be waived with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, Additional Notes, if any) voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, such Notes).  The Company, the Guarantors and the Trustee may amend or supplement the Supplemental Indenture or the Notes or the Note Guarantees without the consent of any Holder of any Notes: (i) to cure any ambiguity, defect or inconsistency; (ii) to provide for uncertificated Notes in addition to or in place of certificated Notes; (iii) to provide for the assumption of the Company’s or a Guarantor’s obligations to Holders and Note Guarantees in the case of a merger or consolidation or sale of all or substantially all of the Company’s or such Guarantor’s assets, as applicable; (iv) to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under the Indenture of any Holder; (v) to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA; (vi) to conform the text of the Indenture, the Note Guarantees or the Notes to any provision of the “Description of the Notes” section of the Company’s prospectus supplement, dated May 20, 2013, relating to the offering of the Initial Notes, to the extent that such provision was intended to be a verbatim recitation of a provision of the Indenture, the Note Guarantees or the Notes; (viii) to provide for the issuance of Additional Notes in accordance with the limitations set forth in the Supplemental Indenture as of the Issue Date; (ix) to establish forms or terms of debt securities of any series; (x) to evidence and provide for the acceptance of appointment by a successor trustee; or (xi) to allow any Guarantor to execute a supplemental indenture (including without limitation to evidence its Note Guarantee) and/or a Note Guarantee with respect to the Notes.

(10)         DEFAULTS AND REMEDIES.  Events of Default include: (i) default for 30 days in the payment when due of interest; (ii) default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on, the Notes; (iii) subject to Section 6.01(b) of the Supplemental Indenture (as described in the following paragraph), failure by CF Holdings or any of its Subsidiaries to comply with any other covenant or other agreement in the Supplemental Indenture with respect to the Notes or any term in the Notes for 60 days after

6

notice to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes then outstanding; (iv) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by CF Holdings or any of its Subsidiaries (or the payment of which is guaranteed by CF Holdings or any of its Subsidiaries), whether such Indebtedness exists on or prior to or is created after the Issue Date, if that default: (A) is caused by a failure to pay principal when due at final (and not any interim) maturity of such Indebtedness on or prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a “Payment Default”); or (B) results in the acceleration of such Indebtedness prior to its stated maturity (without such acceleration having been rescinded, annulled or otherwise cured), and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated (without such acceleration having been rescinded, annulled or otherwise cured), aggregates $150.0 million or more; (vi) any Note Guarantee of CF Holdings or a Significant Subsidiary of CF Holdings is held in any judicial proceeding to be unenforceable or invalid or, except as permitted by the Supplemental Indenture, ceases for any reason to be in full force and effect, or CF Holdings or any Subsidiary Guarantor, or any Person acting on behalf of any Subsidiary Guarantor, that is a Significant Subsidiary of CF Holdings denies or disaffirms its obligations under its Note Guarantee; and (vii) certain events of bankruptcy or insolvency with respect to CF Holdings or any of its Subsidiaries that is a Significant Subsidiary of CF Holdings or any group of Subsidiaries of CF Holdings that, taken together, would constitute a Significant Subsidiary of CF Holdings pursuant to or within the meaning of Bankruptcy Law.

Notwithstanding Section 6.01(a)(3) of the Supplemental Indenture (described in clause (iii) of the preceding paragraph) or any other provision of the Supplemental Indenture, except as described in the final sentence of this paragraph, the sole remedy for any failure by CF Holdings or the Company to comply with Section 4.03 of the Supplemental Indenture (relating to specified reporting requirements) will be the payment of Liquidated Damages as described in the following sentence, such failure to comply shall not constitute a Default or Event of Default, and Holders will not have any right to accelerate the maturity of the Notes as a result of any such failure to comply.  If a failure by CF Holdings or the Company to comply with Section 4.03 of the Supplemental Indenture continues for 180 consecutive days after the Company receives from the Trustee, or the Company and the Trustee receive from the Holders of at least 25% in aggregate principal amount of the Notes then outstanding, notice of such failure to comply (such notice, a “Reports Default Notice”), the Company will pay liquidated damages (“Liquidated Damages”) to all Holders at a rate per annum equal to 0.25% of the principal amount of the Notes from the 180th day following the Company’s receipt of such Reports Default Notice to but not including the date on which such failure to comply shall have been cured or waived (and, on such date, Liquidated Damages will cease to accrue).  Liquidated Damages, if any, will be paid on each Interest Payment Date to the Persons who are registered Holders of Notes at the close of business on the May 15 or November 15 next preceding the Interest Payment Date.  A failure to comply with Section 4.03 of the Supplemental Indenture automatically will cease to be continuing and will be deemed cured at such time as CF Holdings or the Company, as applicable, files with the SEC (or, if the SEC will not accept such filing, delivers to Holders or otherwise makes publicly available) the applicable annual report, information, document or other report.  In no event will the Company be required to pay Liquidated Damages at a rate in excess of 0.25% of the principal amount of the Notes per annum, irrespective of the number of Reports Default Notices that may have been received and irrespective of the number of failures to comply with Section 4.03 of the Supplemental Indenture that may be continuing.  All accrued and unpaid Liquidated Damages, if any, shall be paid by the Company on the next scheduled interest

7

payment date in the same manner as interest on the Notes is payable on such date.  In the case of any Reports Default Notice given by Holders, such Holders shall provide a copy of such Reports Default Notice to the Trustee.

In the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to CF Holdings or any of its Subsidiaries that is a Significant Subsidiary of CF Holdings or any group of Subsidiaries of CF Holdings that, taken together, would constitute a Significant Subsidiary of CF Holdings, all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately.  Holders may not enforce the Supplemental Indenture or the Notes except as provided in the Supplemental Indenture.  Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes by the Supplemental Indenture.  The Trustee may withhold from Holders notice of any continuing Default or Event of Default (except a Default or Event of Default in payment of principal of, premium, if any, or interest on, any Note) if and so long as a committee of its Responsible Officers in good faith determines that withholding notice is in the interests of the Holders.  The Holders of a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may, on behalf of the Holders of all of the Notes, rescind an acceleration and its consequences, if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest or premium, if any, that has become due solely because of the acceleration) have been cured or waived (or waive any existing Default or Event of Default with respect to the Notes and its consequences except a continuing Default or Event of Default in the payment of principal of, premium or interest, if any, on any notes as specified in clause (1) or (2) of Section 6.01(a) of the Supplemental Indenture).  The Company is required to deliver to the Trustee annually a statement regarding compliance with the Supplemental Indenture.  Within 15 Business Days after an Executive Officer of CF Holdings or the Company becomes aware of any Default or Event of Default, the Company will be required to deliver to the Trustee a statement specifying such Default or Event of Default.

(11)         TRUSTEE DEALINGS WITH COMPANY.  The Trustee, in its individual capacity or any other capacity, may make loans to, accept deposits from, and perform service for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.  However, in the event that the Trustee acquires any conflicting interest, as defined under the TIA, it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign as provided in the TIA.  Any Agent may do the same with like rights and duties.  The Trustee is also subject to and entitled to the benefits of Article 7 of the Supplemental Indenture with respect to the Notes.

(12)         NO RECOURSE AGAINST OTHERS.  No director, officer, employee, incorporator or stockholder of CF Holdings, and no director, officer, employee, incorporator, member or stockholder of any Subsidiary of CF Holdings, as such, will have any liability for any obligations of the Company or any Guarantor under the Notes, any Note Guarantee or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation.  Each Holder of the Notes by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.  Such waiver and release may not be effective to waive liabilities under the U.S. federal securities laws.

8

(13)         AUTHENTICATION.  This Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

(14)         CUSIP/CINS NUMBERS.  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP/CINS numbers to be printed on the Notes, and the Trustee may use CUSIP/CINS numbers in notices (including any notice of redemption or exchange) as a convenience to Holders.  No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice, and reliance may be placed only on the other identification numbers placed thereon.

(15)         GOVERNING LAW.  THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THE SUPPLEMENTAL INDENTURE, THIS NOTE AND THE NOTE GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

The Company will furnish to any Holder upon written request and without charge a copy of the Base Indenture and the Supplemental Indenture.  Requests may be made to:

CF Industries, Inc.

4 Parkway North, Suite 400

Deerfield, IL 60015

Attention: CFO and General Counsel

Facsimile No.: (847) 405-2711

9

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint                                                                                                                                                                           to transfer this Note on the books of the Company.  The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

*              Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

10

Option of Holder to Elect Purchase

If you want to elect to have this Note purchased by the Company pursuant to Section 4.08 of the Supplemental Indenture, check the box below:

☐ Section 4.08

If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.08 of the Supplemental Indenture, state the amount you elect to have purchased:

$

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

*              Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

11

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE *

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Custodian

*              This schedule should be included only if the Note is issued in global form.

12